===============================================================================


                         BAYONNE COGENERATION PROJECT

                            -----------------------

                              TERM LOAN AGREEMENT

                          Dated as of November 1, 1987

                            -----------------------

                        COGEN TECHNOLOGIES NJ VENTURE,

                                                Borrower

                                      and

                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                                                Lender

================================================================================

                    TABLE OF CONTENTS
                    -----------------

                                                           Page
                                                           ----
Section 1. Definitions..............................         1
Section 2. Term Loan................................         1
  2.1  Term Loan Commitment.........................         1
  2.2  Interest on Term Notes.......................         2
Section 3. Method of Borrowing; Use of Proceeds.....         2
  3.1  Method of Borrowings.........................         2
  3.2  Use of Proceeds of Term Loan.................         2
Section 4. Payments; Prepayments; Fees..............         2
  4.1  Payments Due on Non-Business Days............         2
  4.2  Required Repayments of the Term Notes........         3
  4.3  Extraordinary Prepayment of the
         Term Notes.................................         3
  4.4  Optional Prepayment of Term Notes............         3
  4.5  Premium with Respect to Certain
         Prepayments of Term Notes..................         4
  4.6  Partial Prepayments..........................         4
  4.7  Notice of Prepayments........................         4
  4.8  Non-Usage Fee................................         4
  4.9  Delayed Takedown Fee.........................         5
Section 5. Conditions Precedent.....................         5
  5.1  Conditions to Closing Date...................         5
  5.2  Conditions to Term Loan......................         8
Section 6. Representations and Warranties...........        16
  6.1  Liabilities..................................        16
  6.2  Existence and Business.......................        16
  6.3  Compliance with Law..........................        16
  6.4  Power and Authorization; Enforceable
         Obligations................................        16
  6.5  Governmental Actions.........................        17
  6.6  No Legal Bar.................................        17
  6.7  No Litigation................................        18
  6.8  No Default or Event of Loss .................        18
  6.9  Interests in Contracts.......................        18
  6.10 Interests in Property; Liens.................        18
  6.11 No Burdensome Restrictions...................        19
  6.12 Taxes........................................        19

                                      (i)

                                                           Page
                                                           ----

     6.13 Public Utility Status.......................      19
     6.14 Federal Regulations.........................      20
     6.15 ERISA.......................................      20
     6.16 Investment Company Act......................      20
     6.17 Security Documents..........................      20
     6.18 Full Disclosure.............................      21
     6.19 Power Purchase Agreements and Other
            Assigned Contracts........................      21
     6.20 Principal Place of Business, Etc............      22
     6.21 Compliance with Building Codes,
            Zoning Laws, Etc..........................      22
     6.22 Roads.......................................      22
     6.23 Availability of Utilities...................      22
     6.24 Sufficiency of Project Documents............      22
     6.25 FERC Exhibits...............................      23
     6.26 Broker's or Finder's Commissions............      23
     6.27 Securities Acts.............................      23
     6.28 Compliance with Environmental Laws..........      23
     6.29 Representations as to Partners..............      24
Section 7. Representation of the Lender...............      26
     7.1 Representation of the Lender.................      26
Section 8. Affirmative Covenants......................      27
     8.1  Financial Statements........................      27
     8.2  Certificates; Other Information.............      28
     8.3  Payment of Obligations......................      29
     8.4  Conduct of Business and Maintenance
             of Existence.............................      29
     8.5  Maintenance of Property;
            Restoration of Facility...................      30
     8.6  Assigned Contracts..........................      30
     8.7  Inspection of Property; Books and
            Records; Discussions......................      30
     8.8  Notices.....................................      31
     8.9  Assignments of Additional Contracts;
            Maintenance of Liens of the Security
            Documents; Future Mortgages...............      33
     8.10 Operating Budget............................      33
     8.11 Plans and Specifications....................      35
     8.12 Initial Date of Delivery....................      35
     8.13 Correction of Work..........................      35
     8.14 Defend Title................................      35
     8.15 Independent Engineer........................      35
     8.16 Debt Service Reserve Account................      35
     8.17 Regulatory Status...........................      35
     8.18 Environmental Covenants.....................      36




                               (ii)

                                                           Page
                                                           ----
Section 9. Negative Covenants..................             37
  9.1  Indebtedness............................             37
  9.2  Limitation on Liens.....................             37
  9.3  Limitation on Contingent obligations....             38
  9.4  Restricted Payments.....................             38
  9.5  Restriction on Investments..............             39
  9.6  Prohibition of Fundamental Changes......             39
  9.7  Limitation on Leases....................             39
  9.8  No Plan.................................             39
  9.9  Prohibition on Disposition of Assets....             40
  9.10 Amendments, Etc. of Contracts...........             40
  9.11 Transactions with Affiliates
         and Others............................             40
  9.12 FERC Exhibits...........................             41
Section 10. Events of Default..................             41
  10.1 Events of Default.......................             41
  10.2 Non-Recourse Nature of Liability
         to Partners...........................             47
Section 11. Insurance..........................             47
  11.1 Insurance...............................             47
  11.2 Insurance Against Loss or
         Damage to the Facility................             47
  11.3 Comprehensive General Liability
         Insurance.............................             50
  11.4 Adjustment of Losses....................             51
  11.5 Application of Payments Relating
         to Partial Loss or Damage.............             51
  11.6 Evidence of Insurance...................             53
  Il.7 Report..................................             53
  11.8 Additional Insurance by the Lender or
         the Borrower..........................             53
Section 12. MISCELLANEOUS......................             54
  12.l Home Office Payment.....................             54
  12.2 Registration, Transfer and Exchange of
         Term Notes; Lost Term Notes...........             54
  12.3 Survival of Representations
         and Warranties........................             55
  12.4 Amendment and Waivers...................             55
  12.5 Notices.................................             55
  12.6 Payment of Expenses and Taxes...........             56
  12.7 Successors and Assigns..................             57
  12.8 Additional Financing....................             57
  12.9 Notices to Subsequent Holders...........             59
  12.l0 Lender Sole Beneficiary................             59

                       (iii)

                                                           Page
                                                           ----

  12.11 Counterparts                                         59
  12.12 Descriptive Headings                                59A
  12.13 Satisfaction Requirement                            59A
  12.14 Severability                                        59A
  12.15 GOVERNING LAW                                       59A
  12.16 No Third Party Beneficiaries                        59A
  12.17 CONSENT TO JURISDICTION                             59A


ANNEXES
-------

Annex A    Definitions
Annex B    Address, Account and Other
           Information Regarding Lender
Annex C    Prepayment Schedule

SCHEDULES
---------

Schedule 1  Liabilities
Schedule 2  Governmental Actions -- received as of Closing
            Date
Schedule 3 Governmental Actions -- to be obtained after the Closing Date but before the Borrowing Date
Schedule 4 Governmental Actions -- to be obtained after the Borrowing Date
Schedule 5  UCC and Other Security-Related Filings
Schedule 6  Budget and Project Schedule
Schedule 7  Addresses of Partners
Schedule 8  Existing Liens

EXHIBITS
--------

Exhibit A    Form of Term Notes
Exhibit B    Forms of Opinions
Exhibit C-1  Form of Consent of General Electric Company to the Assignment of
             the System Supply Agreement and the Operation & Maintenance
             Contract.
Exhibit C-2  Form of Consent of Jersey Central Power & Light
             Company to the Assignment of the Electric Power
             Purchase Agreement.
Exhibit C-3  Form of Consent of IMTT-Bayonne to the Assignment of the IMTT Power
             Purchase Agreement and the Steam Facilities Lease.
Exhibit C-4  Form of Consent of Bayonne Industries, Inc. and IMTT-Bayonne to the
             Assignment of the Site Lease and the Purchase and Sale Agreement.
Exhibit C-5  Form of Consent of Public Service to the Assignment of the Service
             and Interconnection Agreement and the Gas Purchase Agreement.

                                     (iv)

Exhibit C-6  Form of Consent of Bayonne Industries, Inc. to the Assignment of
             the Option Agreement.
Exhibit C-7  Consent of Exxon to the Assignment of the Steam Purchase Agreement
             and alternative form thereof
Exhibit D    Form of Mortgage
Exhibit E    Form of Security Agreement
Exhibit F    Form of Disbursement Agreement

                                      (v)

         TERM LOAN AGREEMENT dated as of November 1, 1987 (the "Agreement") between COGEN TECHNOLOGIES NJ VENTURE, a general partnership organized under the laws of the State of New Jersey (the "Borrower"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Lender").

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, the Borrower desires that the Lender provide financing for the Project (as hereinafter defined); and

          WHEREAS, the Lender is willing to provide such financing subject to and upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning specified therefor in Annex A hereto attached.

          Section 2. Term Loan.

          2.1 Term Loan Commitment. Subject to and upon the terms and conditions herein set forth, the Lender agrees to lend to the Borrower on the Borrowing Date an amount in United States Dollars not to exceed the lesser of
(a) $90,000,000 and (b) 75% of Project Cost (the "Term Loan") in the manner described in Section 3 hereof. The Term Loan shall be evidenced by a note or notes (each a "Term Note" and collectively the "Term Notes"). The Term Notes shall (a) be dated the Borrowing Date, (b) mature on the 80th Interest Payment Date to occur after the Borrowing Date, (c) bear interest on the unpaid principal balance thereof from the date thereof until the principal thereof shall be repaid at the rate per annum specified in Section 2.2, (d) be substantially in the form of Exhibit A hereto attached, with the blanks appropriately completed in conformity herewith and (e) be issued in fully registered form in denominations of $100,000 or more.

          2.2 Interest on Term Notes. The Term Notes shall bear interest, computed on the basis of a year of 360 days and the actual number of days elapsed, on the unpaid principal amount thereof from the date thereof until the principal amount thereof shall become due and payable at a fixed rate per annum equal to 10.85%, payable on the first day of December, March, June and September of each year, commencing on the first such date to occur following the date of issuance of the Term Notes. If any principal or premium or interest in respect of any Term Note shall not be paid when due, interest thereon, to the extent permitted by law, shall be payable from the due date until paid at a rate per annum which shall be 2% per annum in excess of the greater of (a) the interest rate applicable such Term Note and (b) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate for preferred borrowers (the "Stipulated Interest Rate").

          Section 3. Method of Borrowing; Use of Proceeds.

          3.1 Method of Borrowings. The Borrower shall give the Lender at least 10 Business Days' prior written, telex, telecopier or telegraphic notice ("Notice of Borrowing") of its intention to borrow under Section 2.1 hereof, specifying the proposed date (which shall be a Business Day) of the Term Loan and the total amount thereof. Provided that there has been satisfactory fulfillment of all requisite conditions precedent to the disbursement of the proceeds of such Term Loan, the Lender shall make available such proceeds on the date specified in the Notice of Borrowing by paying such proceeds to General Electric Power Funding Corporation.

          3.2 Use of Proceeds of Term Loan. The proceeds of the Term Loan shall be used only to repay amounts owing by the Borrower under the Construction Loan Agreement.

          Section 4. Payments; Prepayments; Fees.

          4.1 Payments Due on Non-Business Days. Payments with respect to any Term Note due on any day other than a Business Day shall be due on the next succeeding Business Day, with interest continuing to accrue until paid on the amount of such payment to the extent permitted by law.

          4.2 Required Repayments of the Term Notes. The outstanding principal amount of the Term Notes shall be repaid on the dates and in amounts determined by reference to Annex C hereto attached as adjusted in accordance with the provisions of Section 4.6. Such principal amounts of the Term Notes, together with interest thereon to the repayment dates, shall become due on such repayment dates.

          4.3 Extraordinary Prepayment of the Term Notes. (a) If an Event of Loss shall occur, the Borrower shall prepay in full the unpaid principal amount of all outstanding Term Notes, together with accrued interest thereon to the date of prepayment on the first Interest Payment Date occurring after such Event of Loss. Any insurance or condemnation proceeds received in connection with an Event of Loss shall be used in connection with the prepayment of the Term
Notes pursuant to this Section 4.3(a).

          (b) If (a) any Partial Loss or Damage shall occur and (b) the provisions of Section 11.5(b) regarding repair and restoration of the Project shall not have been satisfied within 60 days of such event of Partial Loss or Damage, then the Borrower shall prepay Term Notes in a principal amount equal to an amount such that after such prepayment the Expected Coverage Ratio for each subsequent year taking into account the condition of the Project shall be at least equal to 1.5 together with accrued interest thereon to the date of prepayment on the first Interest Payment Date occurring after the earlier of (a) the date occurring 60 days after such event and (b) the date that it is determined that the conditions set forth in Section 11.5(b) shall not be satisfied.

          (c) No prepayment of a Term Note pursuant to this Section 4.3 shall relieve the Borrower of its obligation to make any of the repayments required pursuant to Section 4.2 until such time as the principal amount of such Term Note has been paid in full.

          4.4 Optional Prepayment of Term Notes. The Term Notes shall be subject to prepayment, in whole or in part in multiples of $100,000, together with interest thereon to the date of prepayment plus premium, as provided in Section 4.5, on any Interest Payment Date on or after the 55th Interest Payment Date at the option of the Borrower. No prepayment of a Term Note pursuant to this
Section 4.4 shall relieve the Borrower of its obligation to make any of the repayments required pursuant to Section 4.2 until such time as the principal amount of such Term Note has been paid in full.

          4.5 Premium with Respect to Certain Prepayments of Term Notes. In addition to any other amount payable in connection therewith, the Borrower shall pay a premium with respect to the principal amount of any Term Note being prepaid pursuant to Section 4.4. The premium shall be equal to the product of the Premium Rate and the principal amount being repaid of such Term Note. In no event shall any premium be payable as a result of a prepayment pursuant to
Section 4.3.

          4.6 Partial Prepayments. The amount of Term Notes required to be prepaid at any time pursuant to the provisions of Section 4.3(b) shall be equal to the least such amount necessary to comply with the provisions of (a) such
Section 4.3(b) and (b) the immediately succeeding sentence. Upon any partial prepayment of Term Notes pursuant to the provisions of Section 4.3(b) the prepayment amount shall be applied so as to reduce each subsequent repayment required with respect to such Term Notes pursuant to Section 4.2 by an equal percentage. Upon any other partial prepayment of Term Notes, the prepayment amount shall be applied to repay Term Notes in inverse order of maturity (taking into account mandatory repayments pursuant to Section 4.2). Upon any partial prepayment of Term Notes, the amount of the prepayment shall be allocated ratably (according to outstanding principal amounts) to all Term Notes of the same maturity at the time outstanding being prepaid.

          4.7 Notice of Prepayments. The Borrower shall give not less than 30 days' prior written notice to the Lender of each prepayment pursuant to Section 4.4, specifying the relevant prepayment date and the principal amount of Term Notes to be prepaid on such date. Upon the delivery of such notice, the principal amount of such Term Notes specified therein plus premium (if any, as provided in Section 4.5), together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. Such notice shall be irrevocable.

          4.8 Non-Usage Fee. If on the Borrowing Date, or the date on which it is determined that the Borrower will not borrow the Term Loan hereunder (the "Cancellation Date"), as the case may be, any portion of the Fixed Amount is not used to purchase the Term Note (the "Nondisbursed Portion"), then the Borrower shall reimburse the Lender immediately upon demand in immediately available funds in an amount (the "Non-Usage Fee") equal to the price increase (as described in the next sentence) (the "Price Movement") divided by 100 and multiplied by the amount of the

Nondisbursed Portion (in excess of $1,000,000, if the Borrowing Date shall occur). The Price Movement (expressed in decimals) shall be calculated by subtracting (1) the closing price as of the Exercise Date of United States Treasury Notes having a maturity comparable to 13.5 years (determined by reference to the "weekly average yields" with respect to such United States Treasury Notes as published by the Board of Governors of the Federal Reserve (presently contained in Federal Reserve Statistical Release H.15 (519)) from (2) the closing price of such United States Treasury Notes (similarly determined) on the Borrowing Date, or the Cancellation Date, as the case may be. (Each closing price shall be based on a United States Treasury Note having a par value of $100.00 and shall be rounded to the second decimal place.) The Borrower will be required to make a payment to the Lender under this Section 4.8 as a Non-Usage Fee only if the figure specified in clause (2) exceeds the closing price specified in clause (1). In no event shall the Lender be required to make payment to the Borrower under this Section 4.8. If the payment due under this
Section 4.8 shall not be paid when due, to the extent permitted by law, interest thereon shall be due at a rate per annum equal to the Stipulated Interest Rate.

          4.9 Delayed Takedown Fee. If the Term Note has not been issued prior to November 23, 1988, then the Borrower shall pay to the Lender monthly on the first Business Day of each month following such date in immediately available funds a fee (the "Delayed Takedown Fee") in respect of the Fixed Amount. The Delayed Takedown Fee shall be in an amount equal to one-twelfth of the product of (A) the Fixed Amount, and (B) the excess, if any, of (i) 10.85%, over (ii) the one month London Interbank Offer Rate as reported by the Telerate System at 10:00 a.m. on such payment date, plus 1/2 of 1%. In no case shall the Delayed Takedown Fee be less than zero. If the payment or payments due under this
Section 4.9 shall not be paid when due, to the extent permitted by law, interest thereon shall be due at a rate per annum equal to the Stipulated Interest Rate.

          Section 5. Conditions Precedent.

          5.1 Conditions to Closing Date. The obligation of the Lender to execute and deliver this Agreement is subject to the satisfaction of the following conditions:

           (a) This Agreement. There shall have been duly executed and delivered by the Borrower this Agreement.

     (b) System Supply Agreement. There shall have been delivered by the Borrower to the Lender a true and complete copy, as in effect on the Closing Date, of the System Supply Agreement, certified as such by the Borrower on the Closing Date.

     (c) Operation & Maintenance Contract. There shall have been delivered by the Borrower to the Lender a true and complete copy, as in effect on the Closing Date, of the Operation & Maintenance Contract, certified as such by the Borrower on the Closing Date.

     (d) Joint Venture Agreement; Assigned Contracts. (1) There shall have been delivered by the Borrower to the Lender a true and complete copy of the Joint Venture Agreement, certified as such by the Borrower on the Closing Date.

     (2) There shall have been delivered by the Borrower to the Lender a true and complete copy, as in effect on the Closing Date, of each of the Assigned Contracts certified by the Borrower as such on the Closing Date.

     (e) Engineering Report. The Lender shall have received a favorable written report(s) of the Independent Engineer in form and substance satisfactory to the Lender (i) as to Facility design, the Project Schedule, the Budget and the anticipated operating costs for the Facility, (ii) as to the ability of the Contractor to perform its obligations under the System Supply Agreement, (iii) to the effect that, assuming that the Facility is constructed in a good and workmanlike manner in accordance with the Project Schedule, the Facility will perform upon Completion so as to meet the Minimum Performance Requirements and
(iv) as to such other information as the Lender may reasonably request.

     (f) Budget. The Borrower shall have furnished to the Lender a budget setting forth all Project Costs anticipated to be incurred (the "Budget"), which shall be in form and substance satisfactory to the Lender and set forth in
Schedule 6 hereto attached.

     (g) Project Schedule. The Borrower shall have furnished to the Lender a balanced statement of sources and uses of proceeds, together with any other funds necessary to complete the Project, broken down as to separate construction phases and anticipated expenditure dates (the "Project Schedule"), which shall be in form and substance satisfactory to the Lender and set forth in Schedule 6 hereto attached.

     (h) Legal Opinions. There shall have been delivered and addressed to the Lender the following opinions of counsel each dated the Closing Date:

          (i) an opinion of Fulbright & Jaworski, special counsel for the Borrower, substantially in the form of, and concerning such matters (including matters of New York law) as set forth in, Exhibit B-1 hereto attached;

         (ii) an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Borrower, substantially in the form of Exhibit B-2 hereto attached;

        (iii) an opinion of Kimmelman, Wolff & Samson, special New Jersey counsel for the Borrower, substantially in the form of Exhibit B-3 hereto attached;

         (iv) an opinion of White & Case, special counsel to the Lender, in form and substance satisfactory to the Lender;

          (v) an opinion of Kirsten Simon Friedman Allen Cherin & Linken, special New Jersey counsel to the Lender, in form and substance satisfactory to the Lender; and

          (vi) such other opinions of counsel as the Lender may reasonably request.

     (i) No Default or Event of Loss. There shall exist no Default or Event of Default. No Event of Loss shall have occurred.

     (j) Representations and Warranties. All representations and warranties of the Borrower contained herein or in any Project Document to which it is a party, or which are contained in any certificate, document or financial or other statement furnished by it or on its behalf at any time hereunder or thereunder or in connection herewith or therewith, shall be true and correct in all material respects.

          (k) All Proceedings to be Satisfactory. As of the Closing Date all corporate, partnership and other proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Project Documents shall be satisfactory in form and substance to the Lender. The Lender shall have received such counterpart originals or such copies certified by proper corporate, partnership or governmental authorities of all documents, including records of corporate or partnership proceedings and copies of any government approval required in connection with any transaction herein contemplated, which the Lender may reasonably have requested in connection herewith.

          (1) Financial Statements; Adverse Events. There shall have been delivered to the Lender a pro forma balance sheet of the Borrower as of the Closing Date. In the good faith opinion of the Lender, no material adverse change in the financial condition or business or operations of the Borrower shall have occurred since the date as of which such financial statements report and no event shall have occurred which might reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents to which it is a party.

          (m) The Partner Conditions Precedent. (1) Each of the Partners shall have certified as true and complete on the Closing Date the Joint Venture Agreement delivered to the Lender pursuant to Section 5.1(c).

          (2) No representation or warranty of any Partner contained in any Project Document to which it is a party, is not true and correct in all material respects as of the Closing Date if such failure to be true and correct reasonably might be expected as of the Closing Date to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents.

          5.2 Conditions to Term Loan. The obligation of the Lender to make the Term Loan to the Borrower is subject to the satisfaction of the following conditions at the time of the making of and immediately after giving effect to such Term Loan:

     (a) The Term Notes. There shall have been delivered to the Lender the Term Note or Term Notes, duly authorized and executed by the Borrower.

     (b) Certain Security Documents. There shall have been duly executed and delivered by the Borrower and delivered to the Lender the Mortgage, the Security Agreement and the Disbursement Agreement.

     (c) Consents. There shall have been duly executed and delivered to the Lender with respect to each of the contracts listed in the table immediately set forth below a Consent duly executed by the party or parties listed opposite the title of such contract (and an assignment of such contract to the Borrower if the Borrower was not originally a party thereto):

Contract                              Consent of
--------                              ----------

Operation & Maintenance               Contractor
  Contract

System Supply Agreement               Contractor

Electric Power Purchase               JCP&L
  Agreement

Steam Purchase Agreement              EXXON

IMTT Power Purchase                   IMTT
  Agreement

Site Lease                            Bayonne and IMTT

Service and Interconnection           Public Service
Agreement

Gas Purchase Agreement                Public Service

Steam Facilities Lease                IMTT

Purchase and Sale Agreement           Bayonne and IMTT

Option Agreement                      Bayonne

     (d) There shall have been delivered by the Borrower to the Lender a true and complete copy, as in effect on the Borrowing Date, of each of the Assigned

Contracts certified by the Borrower as such on the Borrowing Date.

     (e) New Jersey Approval of Electric Power Purchase Agreement. The Lender shall have received evidence satisfactory to it that the Electric Power Purchase Agreement has been approved by the New Jersey Public Utilities Commission.

     (f) Survey. There shall have been delivered to the Lender a survey of the property described in the Mortgage and Site Lease, satisfactory in form and substance to the Lender, prepared not more than three months prior to the Borrowing Date and certified to the Lender by a surveyor satisfactory to the Lender.

     (g) Mortgage Title Insurance. The Lender shall have received a policy of mortgage title insurance on American Land Title Association standard loan policy, revised coverage, most recent form (or other form acceptable to the Lender), with respect to the Site, which policy shall be issued by a title company or companies reasonably acceptable to the Lender and shall insure that the Mortgage constitutes a valid, first lien on the leasehold estate of the Borrower in the Site and on all improvements thereon, subject only to Permitted Exceptions. Such policy shall include mechanics' lien coverage and any and all endorsements thereto as shall be reasonably required by the Lender. Such policy shall be satisfactory in form and substance to the Lender and shall insure the Lender against loss in an amount not less than the sum of the aggregate unpaid Term Notes (from time to time outstanding).

     (h) Perfection of Liens and Security Interests. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Lender's lien on and/or security interest in the Collateral intended to be created by the Security Documents required to be delivered pursuant to Sections 5.2(b) and (c), including, without limitation, the filing of financing statements, the recordation of the Mortgage and the execution and delivery of such Security Documents, shall have been duly made or taken. All fees, taxes and other charges relating to such filings and recordings shall have been paid by the Borrower. The Lender shall have received authenticated copies or other evidence of all consents, recordings and filings obtained or made in order to create and perfect such liens and security interests.

     (i) Evidence of Priority. The Lender shall have received the results of a search, reflecting a record satisfactory to the Lender, conducted in the UCC filing records in each of the jurisdictions in which the Lender's UCC-1 financing statements are to be filed in respect of the Collateral covered by the Security Documents.

     (j) Capital Contribution. Each of the Partners shall have made its respective capital contribution to the Borrower required as of the Borrowing Date pursuant to the Joint Venture Agreement.

     (k) Qualifying Facility. A true and complete copy of the Order of the Federal Energy Regulatory Commission to the effect that the Facility is a "qualifying facility" under Part 292 of the rules and regulations of the Federal Energy Regulatory Commission shall have been delivered to the Lender, certified as such by the Borrower on the Borrowing Date.

     (1) Budget. The Borrower shall have adopted an Operating Budget for its first Operating Year pursuant to Section 8.10 hereof and such Operating Budget shall have been approved.

     (m) Evidence of Insurance. The Lender shall have received evidence, satisfactory to it, of the existence of the insurance specified in Section 11 hereof and of the designation of the Lender as an additional insured, mortgagee, loss payee or obligee, as the case may be, with respect thereto.

     (n) Financial Statements; Adverse Events. There shall have been delivered to the Lender a pro forma balance sheet of the Borrower as of the Borrowing Date assuming receipt by the Borrower of the Term Loan proceeds and incurrence of all expenses contemplated to be incurred by the Borrower in connection with the transactions contemplated by this Agreement. In the good faith opinion of the Lender, no material adverse change in the financial condition or business or operations of the Borrower shall have occurred since the Closing Date, and no event shall have occurred which might reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents to which it is a party.

     (o) Projections. The Borrower shall have furnished to the Lender projections satisfactory to the Lender of operating expenses and cash flow for the Project over the term of the Term Notes.

     (p) Permitted Investment. No change shall have occurred after the Closing Date in any applicable law or regulation or in the interpretation thereof by any governmental or regulatory authority which would cause the purchase of the Term Notes by the Lender on the Borrowing Date not to qualify as a legal investment under the laws of each jurisdiction to which the Lender is subject, without recourse to any provision of such laws that permits the making of an investment without restriction as to the character of the particular investment being made.

     (q) Opinions of Counsel. There shall have been delivered and addressed to the Lender the following opinions of counsel each dated the Borrowing Date:

          (i) an opinion of Fulbright & Jaworski, special counsel for the Borrower, substantially in the form of, and concerning such matters (including matters of New York law) as set forth in, Exhibit B-4 hereto attached;

         (ii) an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Borrower, substantially in the form of Exhibit B-5 hereto attached;

        (iii) an opinion of Kimmelman, Wolff & Samson, special New Jersey counsel for the Borrower, substantially in the form of Exhibit B-6 hereto attached;

         (iv) an opinion of Van Ness, Feldman, Sutcliffe & Curtis, special FERC counsel to the Borrower, substantially in the form of Exhibit B-7 hereto attached;

          (v) an opinion of Edward Jacobi, Esq., counsel to the Disbursement Trustee, substantially in the form of Exhibit B-8 hereto attached;

         (vi) an opinion of White & Case, special counsel to the Lender, in form and substance satisfactory to the Lender;

        (vii) an opinion of Kirsten Simon Friedman Allen Cherin & Linken, special New Jersey counsel to the Lender, in form and substance satisfactory to the Lender; and

       (viii) such other opinions of counsel as the Lender may reasonably request.

     (r) No Default or Event of Loss. There shall exist no Default or Event of Default. No Event of Loss shall have occurred.

     (s) Representations and Warranties. All representations and warranties of the Borrower contained herein or in any Project Document to which it is a party, or which are contained in any certificate, document or financial or other statement furnished by it or on its behalf at any time hereunder or thereunder or in connection herewith or therewith, shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such time.

     (t) Government Approvals, Permits, etc. (i) Except for the Governmental Actions specified in Schedule 4 all Governmental Actions which are necessary in connection with the Project Documents shall have been duly obtained or made and shall be in full force and effect on the Borrowing Date, including (without limitation): all Governmental Actions relating to the construction of the Facility, compliance with applicable environmental laws and regulations, the ownership of the Facility by the Borrower, the use, occupancy and operation of the Project by the Borrower, the mortgaging of, and the grant of a security interest in, all the Borrower's right, title and interest in and to the Project by the Borrower under the Security Documents, the performance (to the best knowledge of the Borrower) by each Buyer and Public Service of its respective obligations under the Power Purchase Agreements and the Service and Interconnection Agreement and the execution, delivery and performance by the respective parties thereto of the Project Documents.

    (ii) Except for the Governmental Actions specified in Schedule 4 each Governmental Action shall be final and shall not be the subject of any pending or threatened judicial or administrative proceedings.

   (iii) Except for the Governmental Actions specified in Schedule 4 a copy of each Governmental Action necessary for the use and occupancy of the Facility that the Borrower to the best of its knowledge is aware of, certified to be true and correct by the Borrower, shall have been delivered to the Lender at least three Business Days prior to the Borrowing Date.

    (iv) With respect to those Government Actions specified in Schedule 4, there shall be no reason to believe that such Governmental Actions shall not be obtainable when necessary in proper form in the ordinary course upon due application therefor.

     (u) No Change in Law. No change shall have occurred after the Closing Date of this Agreement in any applicable law or regulation or in the interpretation thereof by any governmental or regulatory authority which would make the Lender's participation in the transactions contemplated hereby illegal or which would subject the Lender to any unreimbursed tax (other than taxes imposed upon or measured by the income of the Lender), penalty or other liability.

     (v) No Public Utility. The statements set forth in Section 6.13 shall, in the reasonable opinion of the Lender and its counsel, be true and correct.

     (w) All Proceedings to be Satisfactory. As of the Borrowing Date, all corporate, partnership and other proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Project Documents shall be satisfactory in form and substance to the Lender. The Lender shall have received such counterpart originals or such copies certified by proper corporate, partnership or governmental authorities of all documents, including records of corporate or partnership proceedings and copies of any government approval required in connection with any transaction herein contemplated, which the Lender may reasonably have requested in connection herewith.

     (x) No Material Adverse Change (Borrower). Since the Closing Date, no event shall have occurred which causes or constitutes a material adverse change in the current or reasonably foreseeable business, operations or financial condition of the Borrower.

     (y) Facility Capability. Performance Adequacy has been achieved and Completion (subject to a reasonable "punch list") has been achieved, each in the opinion of the Lender and (as evidenced in a certificate delivered by the Independent Engineer to the Lender) the Independent Engineer.

     (z) Partner Conditions Precedent. (i) No representation or warranty of any Partner contained in any Project Document to which it is a party, is not true and correct in all material respects as of the Borrowing Date with the same force and effect as though such representation or warranty had been made on and as of such time if such failure to be true and correct reasonably might be expected as of the Borrowing Date to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents.

    (ii) No material adverse change in the financial condition or business or operations of any Partner shall have occurred since the Closing Date which reasonably might be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents.

    (aa) Storage Tanks. Borrower shall, at the Borrowing Date, furnish evidence satisfactory to Lender that the two (2) tanks used for the storage of petroleum product in conjunction with the boiler plant meet or exceed all environmental, construction and safety standards applicable thereto.

    (bb) Electric Power Purchase Agreement Amendment. The Amendment to the Electric Power Purchase Agreement, dated October 29, 1985, shall have been filed with the New Jersey Board of Public Utilities, together with a letter of explanation, satisfactory to the Lender and its counsel.

    (cc) FERC Order. The FERC Order approving the Service and Interconnection Agreement shall have been delivered to the Lender.

          Section 6. Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Term Loan, the Borrower represents and warrants to, and agrees with, the Lender that:

          6.1 Liabilities. All liabilities, direct and contingent, of the Borrower as at the Closing Date are disclosed in the pro forma balance sheet of the Borrower delivered pursuant to Section 5.1(l), the notes thereto or Schedule 1 hereto attached.

          6.2 Existence and Business. The Borrower is a partnership duly organized and validly existing under the laws of the State of New Jersey. No filing, recording, publishing or other act is necessary to establish the legal existence of the Borrower. The Borrower has engaged in no business other than the development of the Project and the negotiation, execution, delivery and performance of the Project Documents to which it is a party, and has no obligations or liabilities other than those incidental to its organization, those incurred in connection with its execution and delivery of the Project Documents to which it is a party, those incurred in connection with the Project and those incurred pursuant to the provisions of such Project Documents. The Borrower is and will be engaged solely in the business of constructing, owning and operating the Project and any expansion thereto.

          6.3 Compliance with Law. The Borrower is in compliance with all Requirements of Law except to the extent that the failure to comply therewith
(i) would not reasonably be expected, in the aggregate, to have a material adverse effect on the business, operations, properties or financial or other condition of the Borrower and (ii) would not materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Term Notes and the other Project Documents to which it is or is to become a party.

          6.4 Power and Authorization; Enforceable Obligations. The Borrower has full power and authority and the legal right to: construct, own and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement, the Term Notes and the other Project Documents to which it is or is to become a party, to grant the mortgages and security interests provided for in the Security Documents, and to borrow hereunder. The Borrower has taken all necessary partnership and legal action to authorize the borrowing on the terms and conditions of this Agreement, the Term Notes and the other Project Documents to which it is a party, and to grant the mortgages and security interests provided for in the Security Documents. Each of this Agreement and the other Project Documents to which the Borrower is a party, has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. On the Borrowing Date, each of the Term Notes shall have been duly executed and delivered by the Borrower and shall constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          6.5 Governmental Actions. All Governmental Actions, required in connection with the execution, delivery and performance by any party to the Project Documents, or the construction, ownership or operation of the Project in accordance with the applicable provisions of the Project Documents and in compliance with all applicable environmental laws and regulations are set forth in Schedule 2 or Schedule 3 or Schedule 4 hereto attached, other than Permits which, if not obtained, would not adversely affect the construction, use, ownership or operation of the Project in accordance with the applicable provisions of the Project Documents, the Budget and the Project Schedule. Each of the Governmental Actions listed in Schedule 2 (in the case of the Closing
Date) and in Schedules 2 and 3 (in the case of the Borrowing Date) will have been duly obtained or made, will be in full force and effect, will not be the subject of any pending or threatened judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period shall have expired.

          6.6 No Legal Bar. The execution, delivery and performance of this Agreement, the Term Notes and the other Project Documents, the borrowings hereunder, the use of the proceeds thereof and the construction, ownership and operation of the Project will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation of the Borrower except for the Liens created by the Security Documents and except as otherwise contemplated herein. No approvals and consents of any trustee or any holder of any indebtedness, obligations or securities of the Borrower to the best knowledge of the Borrower, of any other Person (other than a Governmental Authority) are required in connection with the execution, delivery and performance by the Borrower of any Project Document to which it is, or is to become a party, except such as have been duly obtained and are in full force and effect or, with respect to such approvals and consents which are not required prior to the Closing Date, will be duly obtained and will be in full force and effect as of the Borrowing Date (other than those approvals and consents set forth in Schedule 4).

          6.7 No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of its knowledge, threatened, by or against the Borrower or against any of its properties or revenues (a) with respect to this Agreement, the Term Notes or the other Project Documents or any of the transactions contemplated hereby or thereby which has a reasonable likelihood of having a material adverse effect upon such transactions, (b) which has a reasonable likelihood of having a material adverse effect on the business, operations, property or financial or other condition of the Borrower or (c) which has a reasonable likelihood of materially adversely affecting the ability of the Borrower to perform its obligations under this Agreement, the Term Notes or any of the other Project Documents to which it is or is to become a party.

          6.8 No Default or Event of Loss. The Borrower is not in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Term Notes or any of the other Project Documents to which it is or is to become a party. No Default or Event of Default has occurred and is continuing; no Event of Loss has occurred.

          6.9 Interests in Contracts. All contracts, Permits, entitlements and other property relating to the Project are held by the Borrower free and clear of any Lien (other than Permitted Liens).

          6.10 Interests in Property; Liens. The Borrower has good and indefeasible leasehold estate in the Site for a period of 20 years from the commencement thereof subject only to the Permitted Exceptions, and has good and valid title to the Facility (to the extent the Facility is at any time in existence), in each case free and clear of all Liens other than Permitted Liens.

          6.11 No Burdensome Restrictions. No Contractual Obligation of the Borrower and no Requirement of Law materially adversely affects (or insofar as the Borrower may reasonably foresee is likely to materially adversely affect) the business, operations, property or financial or other condition of the Borrower or its ability to perform its obligations under the Project Documents to which it is a party and to take the actions contemplated hereunder and thereunder to be taken by it.

          6.12 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes owed by it as shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

          6.13 Public Utility Status. (a) The Borrower will not, solely by reason of (i) the ownership of the Project and the operation thereof by the Borrower, or (ii) any other transaction contemplated by this Agreement or any of the other Project Documents, be subject to regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "public utility holding company" or similar entity under any existing law, rule or regulation of any Governmental Authority, except as set forth in 18 C.F.R. (S) 292.601 or 18 C.F.R. (S) 292.602.

          (b) Neither the Lender nor any of its Affiliates, will, solely by reason of (i) the ownership of the Project or the operation thereof by the Borrower, (ii) the making of the Term Loan hereunder, (iii) the securing of the Term Loan by Liens on the Project and the Assigned Contracts or (iv) any other transaction contemplated by this Agreement or any of the other Project Documents, be subject to regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "public utility holding company" or similar entity under any existing law, rule or regulation of any Governmental Authority. None of the Lender or any of its Affiliates, will, solely by reason of its ownership or operation of the Project upon the exercise of the Lender's remedies under the Security Documents, be subject to regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing law, rule or regulation of any Governmental Authority, except as set forth in 18 C.F.R. (S) 292.601 or 18 C.F.R. (S) 292.602 and assuming that the Lender or such Affiliates are entitled to hold such ownership interest without such interest being considered to be an equity interest held by an electric utility, electric utility holding company, or any combination thereof within the meaning of 18 C.F.R. (S) 292.602.

          (c) The Facility is a Qualifying Facility and is exempt from all regulation under the Public Utility Holding Company Act of 1935, as amended.

          (d) The Borrower satisfies the ownership criteria for a cogeneration facility set forth in 18 C.F.R. (S) 292.206 and a cogeneration facility under the New Jersey Small Power Production Facilities Act.

          6.14 Federal Regulations. The Borrower is not engaged and will not engage in the business of extending credit for the purpose of "purchasing" or "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Term Loan will be used for "purchasing" or "buying" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of such Regulations.

          6.15 ERISA. The Borrower will not maintain any Plan. The execution, delivery and performance by the Borrower of this Agreement and the Term Notes will not involve any prohibited transaction within the meaning of ERISA or
Section 4975 of the Code.

          6.16 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          6.17 Security Documents. Upon execution and delivery of the Security Documents, the provisions of the Security Documents will be effective to create (in favor of the Lender) legal, valid and enforceable mortgage liens on or security interests in all of the Collateral. When the recording and filings described on Schedule 5 hereto attached have been effected in the public offices listed on Schedule 5, such liens and security interests will constitute perfected liens on and perfected security interests in all right, title, estate and interest of the Borrower in the Collateral prior and superior to all existing Liens, except for Permitted Liens. The recordings and filings shown on Schedule 5 constitute all of the actions necessary or advisable in order to establish, protect and perfect the interest of the Lender in the Collateral, other than possession of Collateral by the Lender with respect to any Collateral as to which perfection of security interests may be effected only by possession, execution and delivery of the Consents by the respective contractors under the Assigned Contracts.

          6.18 Full Disclosure. Neither this Agreement nor any certificate, written statement or other document furnished to the Lender, or to any appraiser or engineer submitting a report to the Lender, by or on behalf of the Borrower, in connection with the transactions contemplated by this Agreement and the other Project Documents or the design, description, testing or operation of the Project, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed in writing to the Lender which materially adversely affects or, so far as the Borrower can now reasonably foresee, will materially adversely affect the properties, business, prospects or financial or other condition of the Borrower or the ability of the Borrower to perform its obligations hereunder and under the Assigned Contracts and the other Project Documents.

          6.19 Power Purchase Agreements and Other Assigned Contracts. Each of the Power Purchase Agreements has been duly executed and delivered by the parties thereto and constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms. Each of the other Assigned Contracts has been duly executed and delivered by the parties thereto and constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms. As of the Borrowing Date the Borrower will have duly performed and complied with all agreements and conditions to be performed and complied with by it under the Assigned Contracts at or before such date. Each of the

Assigned Contracts is in full force and effect and has not been amended, except for amendments disclosed to the Lender and not prohibited by the Project Documents. There exists no default or event of default or breach in the performance of any material covenant, agreement, obligation or condition to be performed by the Borrower under any Assigned Contract, and no notice of default has been given under any Assigned Contract.

          6.20 Principal Place of Business, Etc. The chief executive office and principal place of business of the Borrower, and the office where the Borrower keeps its records concerning the Project and all contracts relating thereto, is located at 1600 Smith Street, Suite 5000, Houston, Texas 77002 or such other office as the Borrower shall notify the Lender at least 15 days prior to relocation.

          6.21 Compliance with Building Codes, Zoning Laws, Etc. The construction, ownership and operation of the Project will be in all material respects in compliance with all applicable zoning, environmental protection, use and building codes, laws, regulations and ordinances. The Facility is to be constructed as contemplated in the FERC Exhibits. There are no violations of any Requirements of Law or Governmental Actions, the penalty for violating which could materially adversely affect the Project, the financial condition of the Borrower or the ability of any party to perform its obligations under any Project Document.

          6.22 Roads. All roads necessary for the construction and full utilization of the Project for its intended purposes have either been completed or the necessary rights of way therefor have been acquired by the Borrower or appropriate Governmental Authorities.

          6.23 Availability of Utilities. All utility services necessary for the operation of the Project for its intended purposes will be available at or within the boundaries of the Site when needed.

          6.24 Sufficiency of Project Documents. The Borrower possesses all rights and interests in property (including without limitation the Site and rights of ingress to and egress from the site) and all rights under contracts (including without limitation the System Supply Agreement) necessary for the development, construction, installation, completion, operation and maintenance of the Facility on the Site in accordance with all Requirements of Law and in accordance with the Minimum Performance Requirements. There are no equipment, materials or services necessary for the development, construction, installation, completion, operation and maintenance of the Facility on the Site other than equipment, materials or services that can reasonably be expected to be available at the Site on commercially reasonable terms consistent with the Budget.

          6.25 FERC Exhibits. The Facility is being constructed, and at completion will have been constructed in accordance with the FERC Exhibits.

          6.26 Broker's or Finder's Commissions. No broker's or finder's fee or commission or similar fee will be payable by the Borrower with respect to the Term Loan to be made hereunder or the other transactions contemplated hereby other than a fee payable by the Borrower to Kidder Peabody & Co.

          6.27 Securities Acts. Neither the Borrower nor any other Person has, directly or indirectly, offered the Term Notes or any similar securities of the Borrower for sale to, or solicited any offers to buy the Term Notes or any similar security of the Borrower from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Lender. Neither the Borrower nor any other Person has, directly or indirectly, taken or will take any action which would subject the issuance or sale of the Term Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the registration provisions of any securities or blue sky law of any applicable jurisdiction.

          6.28 Compliance with Environmental Laws. (a) Borrower has no knowledge, after due and diligent inquiry and investigation, of any Hazardous Substances or Wastes being present on the Site, or in the subsurface soil or groundwater below the Site, with the exception of hydrocarbons.

          (b) No lien pursuant to Environmental Laws has been attached to any revenues or any real or personal property owned or leased by the Borrower and located in the State of New Jersey.

          (c) The Borrower has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any allegations of "Discharge" (as such term is defined in N.J.S.A. 58:10-23b(h)) of "Hazardous Substances", as such term is defined in the Spill Act. To the best of Borrower's knowledge (other than with respect to such hydrocarbons), there are no existing conditions which could result in any such notices, complaints, citations, orders, liens or penalties.

          (d) Borrower represents that to its best knowledge and belief it is in compliance with all federal, state and local laws, rules and regulations relating to emissions into the air, discharges onto lands and waters, storage and disposal of hazardous or toxic wastes or substances or otherwise relating to the environment (collectively, "Environmental Laws").

          (e) Borrower will have obtained all necessary environmental Permits needed for construction and operation of the Project as of the Borrowing Date.

          (f) The Project will be a "Major Facility" as such term is defined in N.J.S.A. 58:10-23.11(b)(1) since 250,000 gallons of #2 oil will be stored on Site.

          (g) The Borrower's use or proposed use of the Project or business conducted thereon will not involve "treatment," "storage," or "disposal" of such hazardous substances, each as defined in the Resource, Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901, et seg. other than (a) oil to be utilized as a backup fuel in the event that natural gas is unavailable, and (b) chemicals to be used in the cogeneration process.

          6.29 Representations as to Partners. (a) Liabilities. Since October 5, 1987, there has been no change in the properties, business, operations or financial condition of any Partner that has a reasonable likelihood of materially adversely affecting such Partner's ability to perform its obligations under any Project Document to which it is a party.

          (b) Existence and Business. Each of the Partners is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and each is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business taken as a whole.

          (c) Power and Authorization. Each of the Partners has full corporate power and authority, and the legal right to own its properties and to conduct its business as now conducted by it and proposed to be conducted by it, to execute, deliver and perform the Project Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder and to act as the general partners of the Borrower. Each of the Partners has taken all necessary corporate action to authorize the execution, delivery and performance of the Project Documents to which it is or is to become a party.

          (d) Compliance with Law. Each of the Partners is in compliance with all Requirements of Law except to the extent that the failure to comply therewith (i) would not reasonably be expected, in the aggregate, to have a material adverse effect on the business, operations, properties or financial or other condition of the Borrower and (ii) would not materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Term Notes and the other Project Documents to which it is or is to become a party.

          (e) No Legal Bar. The execution, delivery and performance of this Agreement, the Term Notes and the other Project Documents, the borrowings hereunder, the use of the proceeds thereof and the construction, ownership and operation of the Project will not violate any Contractual Obligation of a Partner and will not result in, or require, the creation or imposition of any Lien on any of their respective interests in the Borrower pursuant to any Requirement of Law or Contractual Obligation of a Partner. No approvals and consents of any trustee or any holder of any indebtedness, obligations or securities of a Partner are required in connection with the execution, delivery and performance by a Partner of any Project Document to which it is, or is to become a party, except such as have been duly obtained and are in full force and effect.

          (f) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened, by or against a Partner or against any of their respective properties or revenues (a) with respect to this Agreement, the Term Notes or the other Project Documents or any of the transactions contemplated hereby or thereby which has a reasonable likelihood of having a material adverse effect upon such transactions, (b) which has a reasonable likelihood of having a material adverse effect on the business, operations, property or financial or other condition of the Borrower or (c) which has a reasonable likelihood of materially adversely affecting the ability of a Partner to perform its obligations under any of the Project Documents to which it is or is to become a party.

          (g) No Default or Event of Loss. No Partner is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of such Partner, or which could materially adversely affect the ability of the Borrower to perform its obligations under any of the Project Documents to which it is or is to become a party.

          (h) No Burdensome Restrictions. No Contractual Obligation of a Partner and no Requirement of Law materially adversely affects (or insofar as the Borrower may reasonably foresee is likely to materially adversely affect) the business, operations, property or financial or other condition of any Partner or its ability to perform its obligations under the Project Documents to which it is a party and to take the actions contemplated hereunder and thereunder to be taken by it.

          (i) Full Disclosure. Neither this Agreement nor any certificate, written statement or other document furnished to the Lender, or to any appraiser or engineer submitting a report to the Lender, by or on behalf of a Partner in connection with the transactions contemplated by this Agreement and the other Project Documents or the design, description, testing or operation of the Project, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed in writing to the Lender which materially adversely affects or, so far as the Borrower can now reasonably foresee, will materially adversely affect the properties, business, prospects or financial or other condition of any Partner or the ability of any Partner to perform its respective obligations under the Project Documents.

          Section 7. Representation of the Lender.

          7.1 Representation of the Lender. The Lender represents to the Borrower that it is acquiring the Term Notes to be acquired by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, provided, however, that the disposition of its property shall at all times be and remain within the Lender's control.

          Section 8. Affirmative Covenants. So long as any Term Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under the Security Documents, the Borrower hereby agrees as follows:

          8.1 Financial Statements. The Borrower shall furnish to the Lender:

          (a) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statement of income, partners' capital and changes in financial position of the Borrower, setting forth in each case in comparative form the figures for the previous year, certified without qualification arising out of the scope of the audit by a nationally recognized firm of independent public accountants reasonably satisfactory to the Lender; and

          (b) as soon as practicable and in any event within 45 days after the end of each quarterly period of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarterly period, the related unaudited statements of income, partners' capital and changes in financial position of the Borrower and a statement as to the amount of energy sold during each month of such quarterly period and the price received therefor and the amount expended (other than from insurance proceeds, warranty claims or similar reimbursement sources) during such quarter for major, non-routine maintenance and repairs or renewals and replacements, setting forth in each case in comparative form the fiqures for the comparable period for the previous year, certified as to accuracy by an Authorized Representative (subject to normal year-end audit adjustments);

all financial statements delivered pursuant to this Section 8.1 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

          8.2 Certificates; Other Information. The Borrower shall furnish to the Lender and, with respect to the information set forth in Section 8.2(c), (d),
(e) and (f), the Independent Engineer and, with respect to the information set forth in Section 8.2(k), the Disbursement Trustee:

          (a) concurrently with the delivery of the financial statements referred to in Section 8.1(a), a certificate of the independent public accountants which certified such financial statements of the Borrower stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and 8.1(b), a certificate of an Authorized Representative of the Borrower familiar with such financial matters that during the period covered by such financial statements the Borrower has observed and performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Project Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default at any time during such period or on the date of such certificate, except as specified in such certificate;

          (c) at least 30 days prior to the date when it expects Completion to occur, notice of such anticipated Completion date;

          (d) every 60 days prior to Completion, a report describing in reasonable detail the progress of the construction of the Project, all developments bearing materially on Project Cost or time of Completion and other items of material importance relating to the Project since the date of the last such report delivered pursuant to this Section 8.2(d);

          (e) prior to Completion, promptly after delivery to the Borrower, or preparation by the Borrower, copies of all material change orders and other material revisions to the Plans and Specifications or the Project;

           (f) promptly after delivery to the Borrower, copies of all notices, reports or certificates furnished to the Borrower pursuant to any Project Document;

          (g) promptly after receipt thereof, a copy of each report delivered to the Borrower by the independent public accountants which certify the Borrower's financial statements in connection with any annual or interim audit of its books, including any letters or reports addressed to the Borrower or any of its officers by such accountants concerning the Project;

          (h) as of the 25th day of each month, a statement of actual revenues and actual expenses for the immediately preceding month;

          (i) at least 15 days prior to the end of each fiscal year of the Borrower, a budget of anticipated revenues and expenses for the Borrower for the forthcoming fiscal year;

          (j) promptly, such additional financial and other information with respect to the Borrower or the Project as the Lender may from time to time reasonably request; and

          (k) within 20 days after the end of each calendar quarter (commencing with the second full calendar quarter to occur after the Borrowing Date), a calculation of the Coverage Ratio over the preceding 12 months or, if 12 months have not elapsed since the Borrowing Date, the period since the Borrowing Date (provided, that the Borrower shall exclude one calendar month of operation of the Project from the period used for the first two calculations of the Coverage Ratio hereunder), certified as to accuracy by an Authorized Representative.

          8.3 Payment of Obligations. The Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except for any obligations which are being contested in good faith and by appropriate proceedings if such contest does not involve any risk of the sale, forfeiture or loss of any of the Collateral.

          8.4 Conduct of Business and Maintenance of Existence. The Borrower at all times will (a) engage solely in the business of designing, constructing, owning and operating the Facility, (b) preserve, renew and keep in full force and effect its existence as a general partnership under the laws of the State of New Jersey (except that the Borrower may become a corporation or limited partnership with the consent of the Lender (such consent not to be unreasonably withheld)), (c) take all action necessary to maintain the Facility as a Qualified Facility and (d) take all action necessary to maintain in full force and effect all Governmental Actions in effect on the Closing Date and to obtain in timely fashion and maintain in full force and effect the Governmental
Actions listed in Schedules 3 and 4 and all other Governmental Actions required at any time after the Closing Date in connection with the ownership or operation of the Facility. The Borrower will comply with all Contractual Obligations, Governmental Actions and Requirements of Law relating to the Project or any other property of the Borrower to the extent necessary to permit the Borrower to continue to operate the Project in the manner contemplated by this Agreement.

          8.5 Maintenance of Property; Restoration of Facility. The Borrower, at its expense, will keep the Facility in good working order and condition and will make all repairs, replacements, renewals, additions and betterments thereto, and take all such other actions, which are necessary for the Facility to operate efficiently so as to continue to satisfy the standards of Performance Adequacy, any applicable requirements of insurance policies, accepted industry standards for similar properties, all applicable laws and all applicable manufacturers' warranties and suggested maintenance procedures. All repairs, replacements and renewals with respect to the Project shall be comparable or superior in quality and class to the original work.

          8.6 Assigned Contracts. The Borrower will maintain or cause to be maintained in full force and effect, without amendment or modification (except as permitted by Section 9.10), and observe and perform in all material respects all of its covenants and obligations under, comply in all material respects with all conditions under, and diligently enforce in all material respects all of its rights under and in accordance with the terms of, each Assigned Contract.

          8.7 Inspection of Property; Books and Records; Discussions. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and will permit representatives of the

Lender during normal business hours and after reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records, as often as reasonably may be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent public accountants.

          The Lender shall have the right, at the Lender's expense (unless such expense is to be reimbursed by the Borrower in accordance with the provisions of
Section 12.6), from time to time at reasonable intervals during the term of this Agreement, to have the Project inspected by the Independent Engineer. If the Borrower obtains an inspection report on the Project or any portion thereof at its own request, it will promptly provide a copy of such report to the Lender. The Borrower agrees to correct or cause to be corrected any substantial defect in the Project which the Borrower discovers or which is disclosed by any inspection provided for in this Section 8.8 upon learning of same, or to promptly give the Lender a reasonably detailed explanation in writing specifying the reasons that such correction is not required within a reasonable time.

          8.8 Notices. The Borrower will, promptly upon obtaining knowledge of any of the following occurrences (or, in the case of any occurrence involving any Partner, Buyer or Public Service, upon the managing Partner of the Borrower obtaining knowledge thereof), give notice thereof to the Lender:

          (a) the occurrence of any Default or Event of Default, specifically stating that a Default or an Event of Default, as the case may be, has occurred and describing such Default or Event of Default;

          (b) the occurrence or assertion of any material default or event of default under any of the Assigned Contracts or the occurrence of an Event of Loss;

          (c) any (i) default or event of default under any Contractual Obligation (other than the Assigned Contracts) on the part of the Borrower, any Partner or the Buyers or Public Service or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower, any Partner, the Buyers or Public Service and any Governmental Authority, which in either case would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower, any Partner, the Buyers or Public Service;

          (d) any litigation or proceeding affecting the Borrower or any Partner in which the amount involved is $100,000 or more or in which injunctive or similar relief is sought;

          (e) any litigation or proceeding affecting the Buyers or Public Service which if adversely determined would have a material adverse effect on the business, operations, property or financial or other condition of the Buyers, Public Service or any Partner;

          (f) any material adverse change in the business, operations, property, prospects or financial or other condition of the Borrower, any Partner, the Buyers or Public Service and of any actual or prospective change of law, rule or regulation which has or would have such a material adverse effect;

          (g) any physical loss or damage to the Collateral in excess of $250,000;

          (h) the assertion of any Lien (other than Permitted Liens) against the Collateral or the occurrence of any event that would have a material adverse effect on the aggregate value of the Collateral or the liens and security interests created under the Security Agreement;

          (i) any Force Majeure Event or other reason for delay in the Project Schedule;

          (j) any assertion by any Governmental Authority or other Person that any Work does not comply with Requirements of Law;

          (k) any event or condition that would change any matter represented to in Section 6.13; and

          (1) any proposed Additional Contract.

Each notice pursuant to this Section shall be accompanied by a statement of an Authorized Representative of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower, the relevant Partner, Buyer or Public Service, as the case may be, proposes to take with respect thereto and, with respect to a notice given pursuant to clause (1), shall be accompanied by a copy of the proposed Additional Contract or, if the proposed Additional Contract has not yet been prepared, shall include a description of the proposed terms and conditions of such Additional Contract.

          8.9 Assignments of Additional Contracts; Maintenance of Liens of the Security Documents; Future Mortgages. The Borrower will:

          (a) on the Borrowing Date (with respect to any Additional Contract in existence thereon) and concurrently with the execution of any Additional Contract (with respect to any Additional Contract executed after the Closing
    Date), execute and deliver to the Lender an assignment (in form and substance satisfactory to the Lender) with respect to such Additional Contract and cause the other party or parties to such Additional Contract to execute and deliver to the Lender a Consent with respect thereto;

          (b) promptly upon the request of the Lender, and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents, and take such other action, deemed by the Lender to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Security Documents; and

          (c) if the Borrower shall at any time acquire any real property or leasehold or other interests therein or with respect thereto not covered by the Mortgage, promptly upon such acquisition execute, deliver and record a supplement to the Mortgage in the form provided or referred to therein covering such real property or leasehold or other interests (which instrument shall be satisfactory in form and substance to the Lender), and in connection therewith deliver to the Lender such opinions of counsel and certificates as shall be reasonably required by the Lender.

          8.10 Operating Budget. (a) The Borrower shall, not less than 30 days before the Borrowing Date, adopt an operating plan and a budget of debt service, proposed partnership distributions, maintenance, repair and operation expenses for the period from the Borrowing Date to the conclusion of the initial Operating Year; and no less than 30 days in advance of the beginning of each Operating Year thereafter it will similarly adopt an operating plan and a budget of debt service, proposed partnership distributions, maintenance, repair and operation expenses (including reasonable allowances for contingencies) for the ensuing Operating Year. Copies of the proposed budget for each Operating Year shall be furnished at least 30 days before final adoption thereof to the Lender for its approval (such approval not to be unreasonably withheld). A proposed budget so furnished to the Lender shall be deemed to have been approved by the Lender if the Lender does not inform the Borrower of any objections with respect thereto within 20 days of the receipt thereof. The approved budget, as amended by approved amendments pursuant to Section 8.10(b) hereof, is referred to herein as the "Operating Budget". The Operating Budget shall be prepared on the basis of requirements for each month within the relevant Operating Year, showing the debt service, proposed partnership distributions, maintenance, repair and operation expenses for such month. If for any reason the Borrower shall not have adopted an annual Operating Budget before the beginning of any Operating Year, the Operating Budget for the preceding Operating Year shall, until the adoption of an Operating Budget for the new Operating Year, be deemed to be in force and be effective as the Operating Budget for such Operating Year.

          (b) The Borrower may at any time adopt an amended annual Operating Budget for the remainder of the then current Operating Year and, when so adopted, such amended Operating Budget shall be deemed to be and shall be effective as the Operating Budget for such Operating Year. A copy of any such amended Operating Budget which is proposed shall be furnished at least 10 days before final adoption thereof to the Lender for its approval (not to be unreasonably withheld).

          (c) The Borrower covenants that it will not expend any amount or incur any obligation for any item or classification of maintenance, repair and operation expenses during any Operating Year which exceeds the amount provided for such item and classification in the Operating Budget for such Operating Year unless such expenditures could not reasonably be anticipated and failure to make such expenditure would have created an abnormal risk of personal injury to employees or significant damage to the Facility and, in any event, the Borrower covenants that it will advise the Lender of such excess expenditures and prepare an amended Operating Budget to reflect such changes as soon as practicable.

          8.11 Plans and Specifications. The Borrower will at all times maintain at the Facility or its principal office an accurate and complete set of "as built" Plans and Specifications for the Facility, which shall be amended and supplemented from time to time to reflect on a current basis all improvements, additions and modifications to the Facility.

          8.12 Initial Date of Delivery. The Borrower will cause the Completion of the Proj ect to occur on or before October 12, 1988; provided, however, that if no Default or Event of Default shall have occurred and be continuing, the Lender shall not unreasonably withhold its consent to any reasonable request by the Borrower to extend such date, provided that in no event shall such date be extended beyond April 12, 1990.

          8.13 Correction of Work. Upon demand of the Lender, the Borrower shall correct, or cause to be corrected, any material structural defect in the Project or any material departure from the Plans and Specifications, without cost to the Lender.

          8.14 Defend Title. The Borrower will at all times at its own cost and expense warrant and defend the title to the Project against the claims and demands of all Persons whomsoever, except with respect to Permitted Liens and Permitted Exceptions.

          8.15 Independent Engineer. The Lender shall be permitted to employ the Independent Engineer to advise it with respect to the Project. The Borrower shall reimburse the Lender for all reasonable costs incurred with respect to the Independent Engineer's services.

          8.16 Debt Service Reserve Account. The Borrower shall fund and maintain the Debt Service Reserve Account pursuant to the terms of the Disbursement Agreement.

          8.17 Regulatory Status. (a) On the Closing Date and thereafter at all times, the Facility will be a Qualifying Facility and will be exempt from all regulation under the Public Utility Holding Company Act of 1935, as amended.

          (b) The Borrower will, on the Closing Date and thereafter at all times, meet the ownership criteria for a cogeneration facility set forth in 18 CFR (S) 292.206.

          8.18. Environmental Covenants. (a) Borrower shall at all times comply with Environmental Laws as they apply to the Project, and if a violation thereof shall occur, Borrower shall expeditiously cure such violation.

          (b) If Borrower shall receive (i) notice from the New Jersey Department of Environmental Protection pursuant to the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seg., as amended (the "Spill Act") of any discharge on the Site which is to be remedied or (ii) any complaint, citation, order, lien or penalty relating to alleged violations of or non-compliance with Environmental Laws on or about the Site, Borrower shall provide notice of same to Lender within seven (7) days after receipt of any such notice.

          (c) In the event that there shall be filed a notice of lien against the Site by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of the Spill Act, the Borrower shall within 30 days from the date that Borrower is given notice that the notice of lien has been filed with respect to the Site, or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Site to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the Site, or (ii) furnish (a) a bond satisfactory to the title insurer and Lender in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security reasonably satisfactory to Lender in an amount sufficient, to discharge the claim out of which the lien arises.

          (d) Borrower shall comply with all requirements and affirmative obligations imposed on a "Major Facility" as set forth in N.J.S.A 10-23.11b(1) as long as it operates the Facility.

          (e) In the event Borrower constructs and/or operates any underground tanks as defined in New Jersey P.L. 1986 c.102 (an Act regulating the underground storage of hazardous substances), Borrower will comply with all requirements and affirmative obligations imposed under said legislation with respect to such tanks.

          (f) Borrower will take all actions necessary to prevent any tanks or other facilities utilized to store any hazardous substances or wastes, including but not limited to fuel oil, from leaking, spilling or otherwise discharging such hazardous substances or wastes into the environment.

          (g) Borrower shall provide to Lender, as soon as same is available, a true copy of the certification regarding the hydrostatic testing of the 250,000 gallon storage tank being constructed at the Site, which certification shall attest to and otherwise evidence that said tank meets or exceeds all environmental, construction, and safety standards applicable thereto.

          Section 9. Negative Covenants. So long as any Term Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under the Security Documents, the Borrower hereby agrees as follows:

          9.1 Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness except Indebtedness in respect of (a) the Term Notes, (b) Indebtedness (including for purposes of this Section 9.1, Contingent Obligations) not in excess of $500,000 outstanding at any one time, (c) Indebtedness in an amount not to exceed $5,000,000 for working capital purposes,
(d) Indebtedness provided by the Lender (or such other Person, if any, as is permitted under Section 12.8) for the purpose of financing up to 100% of the cost of expansion of the Facility to incorporate a fourth turbine, (e) Indebtedness incurred for purposes of financing the acquisition from IMTT of the steam boilers in an amount not exceeding $2,600,000, and (f) Indebtedness with respect to the Borrower's reimbursement obligations related to the issuance of a letter of credit having a stated amount not greater than $4,600,000 to guarantee the obligations of Borrower pursuant to paragraph 7 of the Gas Purchase Agreement.

          9.2 Limitation on Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except: (a) Liens in favor of the Lender created by the Security Documents; (b) Liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings if (i) adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP and (ii) such contest does not involve any risk of the sale, forfeiture or loss of any of the Collateral; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which secure payment of sums which are not overdue for a period of more than 45 days, or are bonded, or which are being contested in good faith and by appropriate proceedings if (i) adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP and (ii) such contest does not involve any risk of the sale, forfeiture or loss of any of the Collateral; (d) pledges or liens in connection with workmen's compensation, unemployment insurance and other social security legislation; (e) deposits to secure the performance of statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) Permitted Exceptions; (g) rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;
(h) precautionary UCC filings with respect to property subject to leases permitted pursuant to Section 9.7; (1) Liens in favor of the Lender on a pari passu basis with the Liens specified in clause (a) above for purposes of securing Indebtedness provided by the Lender specified in Section 9.1(d) hereof;
(j) pre-existing Liens encumbering the Borrower's property and set forth in
Schedule 7 hereto; (k) Liens representing purchase money security interest in the steam boilers acquired from IMTT and securing the Indebtedness specified in
Section 9.1(e); (1) the Liens on the steam boilers acquired from IMTT arising under the Option Agreement; and (m) Liens superior (in form and substance satisfactory to the Lender) to the Liens specified in clause (a) above, on revenues received under the Power Purchase Agreements securing the Indebtedness specified in Section 9.1(c).

          9.3 Limitation on Contingent Obligations. The Borrower will not agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, except those created by the Security Documents or the other Project Documents or permitted pursuant to Section 9.1(b) and 9.1(f).

          9.4 Restricted Payments. The Borrower will not declare, make or commit to make, or set aside any sum or property for the purpose of making, any Restricted Payment except for (a) repayments of non-interest bearing advances made by a Partner to the Borrower in connection with the

Project to the extent permitted under the Disbursement Agreement, (b) general distributions to the Partners as partners in accordance with the Operating Budget, (c) repayment of Indebtedness not otherwise prohibited by this Agreement, (d) a management fee payable to CTNJI under the terms of the Joint Venture Agreement equal to 1 1/2% of gross revenues from the Project received by the Borrower each month, (e) payments made pursuant to the Project Documents (other than the Joint Venture Agreement), or (f) payments made in the ordinary course of the Borrower's trade or business; provided, however, that no Restricted Payment can be made if a Default or an Event of Default has occurred and is continuing other than (a) payments to CTNJI to reimburse it for its certified expenses in managing the Borrower incurred at any time after 30 days after the occurrence of such Default or Event of Default, (b) payments to the Contractor pursuant to the Operation & Maintenance Contract and (c) payments to Public Service under the Gas Purchase Agreement or the Service and Interconnection Agreement.

          9.5 Restriction on Investments. The Borrower will not make any Investment other than Permitted Investments.

          9.6 Prohibition of Fundamental Changes. The Borrower will not enter into any transaction of merger or consolidation, or change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), provided that with the prior written consent of the Lender (such consent not to be unreasonably withheld) the Borrower shall have the right to transform itself into a corporation or a limited partnership.

          9.7 Limitation on Leases. Except for the Site Lease and the Steam Facilities Lease the Borrower will not enter into any agreement, or be or become liable as lessee under any agreement, for the lease, hire or use of any real or personal property without the prior written consent of the Lender, except for operating leases of personal property entered into in the ordinary course of business under which the Borrower's aggregate payment obligations do not exceed $250,000 in any fiscal year and which are not for the purpose of acquiring fixed or capital assets unless included in the Operating Budget.

          9.8 No Plan. The Borrower will not adopt any Plan.

          9.9 Prohibition on Disposition of Assets. The Borrower will not sell, lease (as lessor, except pursuant to the Steam Facilities Lease), approve the transfer, abandon or otherwise dispose of any of its property or assets except to the extent that such property is worn out, operationally unsatisfactory or no longer usable in connection with the operation of the Facility and (a) the Borrower either promptly replaces such property in a manner so as not to affect adversely the operations or value of the Facility or (in connection with a sale or lease of such property which does not materially adversely affect the operations or value of the Facility) receives consideration in connection with such transaction having a fair market value equal to or greater than the fair market value of the property being sold, leased, transferred or otherwise disposed or (b) the item of property to be sold, leased, transferred or otherwise disposed has a fair market value of less than $50,000.

          9.10 Amendments, Etc. of Contracts. The Borrower will not, without the prior written consent of the Lender, enter into or consent to or permit (i) the cancellation or termination of any Project Document (except upon expiration of the stated term thereof or in a situation not resulting from the Borrower's inaction or action), (ii) the assignment of the rights or obligations of any party to any Project Document except as contemplated by this Agreement or such Project Document, (iii) any material amendment, supplement or material modification of, or waiver with respect to any of the provisions of, any Project Document (provided that the Lender's prior written consent need not be obtained in connection with an amendment of the Joint Venture Agreement unless such amendment reasonably might be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any of the Project Documents or reduce the anticipated Coverage Ratio) or (iv) any material modification or supplement of the Plans and Specifications.

         9.11 Transactions with Affiliates and Others. Notwithstanding any other provision of this Agreement, the Borrower will not (a) directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee agreement with, any Affiliate or any officer, director or employee of the Borrower or any Partner or (b) enter into any other transaction or arrangement or make any payment (except as permitted by Section 9.4) to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except in either case (a) or (b) for transactions contemplated by the Project Documents in existence on the Closing Date (including the management fee arrangement with CTNJI referenced in Section 9.4(d)) and other transactions provided (i) such transactions shall be on reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate and (ii) in the case of any transaction or related series of transactions involving more than $75,000, the Borrower receives the Lender's prior written approval.

          9.12 FERC Exhibits. The Borrower will not make any substantial alteration or addition to the Facility that does not conform to the FERC Exhibits or make any substantial use of lands in connection with the operation of the Project that, in either case, results in the Project ceasing to be a Qualified Facility.

          Section 10. Events of Default.

          10.1 Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) the Borrower defaults in the payment of principal or premium on any Term Note when the same shall become due, either by the terms thereof or otherwise, as herein provided and such nonpayment shall continue for a period of 5 days or more; or

          (b) the Borrower defaults in the payment of interest on any Term Note or any other amount payable hereunder or under any Security Document when the same shall become due, either by the terms thereof or otherwise as herein or therein provided, and such nonpayment shall continue for a period of 5 days or more; or

          (c) any representation or warranty made by the Borrower in this Agreement or in any other Project Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Project Document shall prove to have been incorrect in any material respect on or as of the date made; provided, however, that if such representation or warranty can be made true and correct in all material respects and all consequences thereof can be cured in all material respects, such event shall not be an Event of Default unless such representation or warranty shall continue to be false or misleading in any material respect or any consequence thereof shall not be cured in all material respects to the satisfaction of the Lender within 30 days after written notice from the Lender to the Borrower; or

      (d) the representations in Section 6.13(b) shall cease to be true and correct at any time; or

      (e) the Borrower shall default in the observance or performance of any covenant or agreement contained in Sections 8.4 (to the extent such default results in the Project being shut down for in excess of 10 days), 8.8(a), 8.12,
8.16 or 9 (other than Sections 9.2 and 9.11); or

     (f) the Electric Power Purchase Agreement or the Service and Interconnection Agreement shall be terminated for any reason prior to the scheduled termination provided for under the provisions thereof or JCP&L or Public Service shall default in any material respect in the observance or performance of any covenant or agreement contained in the Electric Power Purchase Agreement or the Service and Interconnection Agreement and such default shall continue unremedied for a period of 30 days after knowledge thereof by JCP&L or Public Service, or the obligations of JCP&L, or Public Service thereunder shall be terminated for any reason (including a termination by JCP&L or Public Service of the Electric Power Purchase Agreement or the Service and Interconnection Agreement), unless within 60 days of such default or termination the Borrower provides to the Lender additional security to supplement the Collateral, in form and substance satisfactory to the Lender (as determined in the sole discretion of the Lender); or

      (g) the Borrower shall default in the observance or performance of any covenant or agreement contained in this Agreement (to the extent not covered in another paragraph of this Section 10.1), or the Borrower shall default in any material respect in the observance or performance of any covenant or agreement contained in the Joint Venture Agreement, and, in each such case, in the event such covenant or agreement does not itself contain a grace period, such default shall continue unremedied for a period of 30 days after knowledge thereof by the Borrower, and provided that such grace period shall be extended for up to 60 additional days if such default is curable and the Borrower is diligently attempting to cure; or

     (h) the Borrower shall (i) default in any payment of principal of or interest on any indebtedness for borrowed money (other than any Term Note or indebtedness having an outstanding principal amount of less than $100,000) or
(ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any, other event shall occur or condition exist, and as a result of such default, event or condition, the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) is permitted to cause such indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

     (i) the Borrower, Public Service or a Buyer makes a general assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (j) any order, judgment or decree is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law (collectively referred to as the "Bankruptcy Law") or any jurisdiction adjudicates the Borrower, Public Service or a Buyer bankrupt or insolvent; or

     (k) the Borrower, Public Service or a Buyer petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of the Borrower, Public Service or a Buyer, or of any substantial part of the assets of the Borrower, Public Service or a Buyer, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Borrower, Public Service or a Buyer under the Bankruptcy Law of any other jurisdiction, whether now or hereafter in effect; or

     (1) any such petition or application is filed, or any such proceedings are commenced, against the Borrow-er, Public service or a Buyer and the Borrower, Public Service or a Buyer by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (m) any order, judgment or decree is entered in any proceedings against the Borrower, Public Service or a Buyer decreeing the dissolution of the Borrower, Public Service or a Buyer and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (n) any order, judgment or decree is entered in any proceedings against the Borrower, Public Service or a Buyer decreeing a split-up of the Borrower, Public service or a Buyer or which requires the divestiture of any substantial part of the assets of the Borrower, Public Service or a Buyer, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (o) any Security Document shall cease, for any reason, to be in full force and effect (except upon the termination thereof in accordance with its terms), or the Borrower shall so assert in writing, or any Security Document shall fail to create a valid and perfected lien and security interest on or in any Collateral purported to be covered thereby having the priorities (subject only to Permitted Exceptions) set forth therein; or

     (p) the Site Lease shall be terminated for any reason, except upon expiration of the stated term thereof; or

     (q) the Steam Purchase Agreement or the IMTT Power Purchase Agreement shall be terminated for any reason prior to the scheduled termination provided for under the provisions thereof unless such terminated agreement shall be replaced within 60 days after any such termination by another steam purchase agreement, in form and substance satisfactory to the Lender, with a steam purchaser satisfactory to the Lender or unless the Borrower establishes within 60 days after any such termination, to the satisfaction of the Lender, that the failure of the Borrower to replace such terminated agreement with another steam purchase agreement will neither cause the Facility to cease being a Qualifying Facility nor materially adversely affect the business, operations or financial condition of the Borrower; or

     (r) the Operation & Maintenance Contract shall be terminated for any reason prior to the scheduled termination provided for under the provisions thereof unless such terminated agreement shall be replaced within 60 days with another operations and maintenance agreement, in form and substance satisfactory to the Lender, with an operator satisfactory to the Lender; or

     (s) the Joint Venture Agreement shall at any time or for any reason cease to be in full force and effect, or shall be declared null and void, in whole or in part except as a result of the Borrower becoming a corporation or a limited partnership with the consent of the Lender (such consent not to be unreasonably withheld), or the Borrower shall be dissolved; or

     (t) title to any part of the Collateral material to the operation of the Project shall at any time not be satisfactory to the Lender by reason of any defect other than Permitted Liens and Permitted Exceptions, and such defect shall not be corrected within 45 days after notice thereof to the Borrower; or

     (u) CTNJI shall cease to be the Managing Venturer of the Borrower, unless CTNJI shall be replaced as Managing Venturer by a Person which is (a) a Partner as of the Closing Date and, at the time of such replacement, has a net worth in excess of $1,000,000 and continues to be a subsidiary of Enron Corp. (in the case of Enron Cogeneration Five Company), Public Service Enterprise Group Incorporated (in the case of CEA Bayonne, Inc.), Transco Energy Company (in the case of Transco Cogeneration Company) or General Electric Company (in the case of PSVO Bayonne, Inc.) or (b) approved by the Lender (such approval not to be unreasonably withheld) prior to such replacement; or

     (v) a final judgment in an amount in excess of $100,000 is rendered against the Borrower and, within 30 days after entry thereof, such judgment is not dis-
     charged or execution thereof stayed pending appeal, or, within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (w) any Partner shall take or fail to take any action, or any event shall occur with respect to any Partner, which action, inaction or event has or, in the reasonable judgment of the Lender, could have a material adverse effect on the business, operations or financial condition of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (j), (k) or (1) of this Section 10.1 with respect to the Borrower, the outstanding principal amount of the Term Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the Security Documents shall immediately become due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby expressly waived by the Borrower) and without any action by the Lender, and (B) if such event is an Event of Default specified in clause (i), (j), (k),
(1), (m) or (n) of this Section 10.1 with respect to a Buyer (other than JCP&L) then the Lender shall have the right to take the action described in clause (C) below if in the reasonable determination of the Lender the Facility would cease to be a Qualifying Facility if the Power Purchase Agreement to which such Buyer is a party should terminate, provided that Lender shall give the Borrower 60 days notice to Borrower of its intent to declare an Event of Default with respect to the event relating to such Buyer unless the Borrower enters into an additional steam purchase contract which in the reasonable determination of the Lender would preserve the status of the Facility as a Qualifying Facility and
(C) if such event is any other Event of Default specified in this Section 10.1, the Lender may, by notice to the Borrower, declare the outstanding principal amount of the Term Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the Security Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or (except as expressly required by this Section 10.1) notice of any kind (all of which are hereby expressly waived by the Borrower). Any acceleration of the Term Notes as a result of the occurrence of any Event of Default (other than an Event of Default specified in clause (i), (j), (k), (1), (m) or (n) of this Section 10.1) shall be deemed a prepayment pursuant to Section 4.4 requiring the payment of the premiums described in
Section 4.5 (provided, that if such payment occurs prior to the 55th

Interest Payment Date the applicable premium shall be equal to the greater of
(1) the Yield-Maintenance Premium, if any, and (2) the interest rate borne by the Term Notes) and the proceeds received pursuant to any such acceleration shall be applied to all amounts due hereunder or with respect to any Term Note ratably (according to the outstanding amounts owed to the holders of the Term Notes).

          10.2 Non-Recourse Nature of Liability to Partners. Notwithstanding anything to the contrary contained in this Agreement or in any of the Project Documents, no recourse under or upon any obligation contained in this Agreement shall be had against the Partners or any partner, stockholder, director, officer or employee thereof, and the Lender expressly waives and releases all right to assert liability under this Agreement, any Term Note or any other Project Document against, or to satisfy any claim arising hereunder or thereunder against, any such Person out of any assets of any such Person other than the interest of any such Person in the Collateral; provided, however, that nothing in this Section 10.2 shall be deemed to release a Partner from liability for its fraudulent actions or from any of its obligations or liabilities under any agreement, document, instrument or certificate executed by such Partner in its individual capacity in connection with the transactions contemplated by this Agreement and the other Project Documents.

          Section 11. Insurance

          Section 11.1 Insurance. Without limiting any of the other obligations or liabilities of the Borrower hereunder, the Borrower will at all times following the Borrowing Date carry and maintain at its own expense at least the minimum insurance coverage with respect to the Facility set forth in this
Section 11 and any other insurance that may be reasonably required by the Lender from time to time, in each case with insurers of recognized responsibility in such amounts and in such form as shall be satisfactory to the Lender. Such insurance may be carried under blanket policies maintained by the Borrower so long as such policies otherwise comply with the terms and provisions of this
Section 11.

          Section 11.2 Insurance Against Loss or Damage to the Facility. The Borrower shall maintain all-risk property insurance covering physical loss or damage to the Facility. At all times after the Borrowing Date, the amount of such insurance shall be at least equal to the outstanding amount of principal on the Term Notes as of the next succeeding Interest Payment Date plus an amount equal to any principal and interest due and payable with respect to the Term Notes on such Interest Payment Date (provided, that the insurance shall at all times be in an amount at least sufficient to prevent the Borrower from being deemed a coinsurer of the Facility), and such insurance shall include, without limitation, the following:

          (a) flood, windstorm, tornado and earthquake insurance, customarily included under all risk policies available with respect to facilities similar in construction, location and occupancy to the Facility, with sublimits of no less than $5,000,000 each for flood and earthquake;

          (b) "boiler and machinery" property damage insurance with respect to damage to the machinery, plants, equipment, storage facilities or similar apparatus included in the Facility from risks normally insured against under machinery policies in an amount equal to the replacement value of such machinery, plant, equipment, storage facilities or similar apparatus; and

          (c) business interruption insurance to provide coverage against loss resulting from interruption of business and consequent reduction in gross revenues caused by damage to the Facility and extra expense incurred to continue the normal operation of business following such damage in an amount at least equal to one year's gross operating revenues, minus non-continuing expenses, including (to the extent commercially available) coverage against loss resulting from interruption of business arising because of damage to boilers and machinery.

          Such insurance may include deductible amounts for the account of the Borrower not to exceed the following:

           (a) all-risk property coverage . . . $250,000;

           (b) boiler and machinery . . . $250,000
     except $250,000 per occurrence with respect to the gas turbines; $250,000 with respect to the steam turbine and $1.00 per KVA for the transformers;

           (c) business interruption coverage . . . 60 days; and

          (d)  flood damage . . . $100,000.

          Any insurance carried in accordance with this Section 11.2 shall provide or be endorsed to provide that:

          (a) the Lender, as its interest may appear, is included as named insured, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of the Borrower and not that of any other insured;

          (b) losses, if any, in excess of $250,000 in respect of the Facility shall be payable to the Disbursement Trustee for deposit in the Insurance Account and other losses shall be payable to the Borrower;

          (c) the interest of the Lender shall not be invalidated by any action or inaction of the Borrower or any other Person and shall insure the Lender regardless of any breach or violation by the Borrower or any other Person of any warranties, declaration or conditions contained in such policies;

          (d) the insurer thereunder waives all rights of subrogation against the Lender, any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;

          (e) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lender with respect to its interests in the Facility; and

          (f) if such insurance is canceled for any reason whatsoever (including, without limitation, nonpayment of premium) or any substantial change is made in the coverage that affects the interests of the Lender, such cancellation or change shall not be effective as to the Lender for ten
     (10) days for nonpayment of premiums and otherwise for forty-five (45) days, in both cases after receipt by the Lender of written notice sent by registered mail from such insurer of such cancellation or change;

provided that upon payment in full of the Term Notes and any other amounts due and owing hereunder, the Lender shall no longer be entitled to any benefits under any insurance policy maintained pursuant to this Section 11.2.

          Section 11.3 Comprehensive General Liability Insurance. The Borrower shall maintain comprehensive personal injury and property damage insurance (including, without limitation, comprehensive automobile liability, product liability and completed operations) covering claims arising out of the ownership, operation, maintenance, condition or use of the Facility. In no event shall such insurance be written for limits less than $1,000,000 per occurrence and $1,000,000 in the aggregate for combined bodily injury, personal injury and property damage. Additionally, the Borrower shall maintain employer's liability coverage with limits of $3,000,000 containing no exclusion for occupational disease (unless commercially unavailable) and workers' compensation coverage as required by applicable statutes.

          Any insurance carried in accordance with this Section 11.3 shall provide or shall be endorsed to provide:

          (a) the Lender, as its interests may appear, is included as an additional insured with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of the Borrower and not that of any other insured;

          (b) if commercially available, the interest of such an additional insured shall not be invalidated by an action or inaction of the Borrower or any other Person and shall insure the Lender regardless of any breach or violation by the Borrower or any other Person than the Lender, of any warranties, declaration or conditions contained in such policies;

          (c) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of such additional insured with respect to its interests as such in the Facility;

          (d) if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any substantial change is made in the coverage that affects the interest of the Lender, such cancellation or change shall not be effective as to the Lender for ten
     (10) days for nonpayment of premiums and otherwise for forty-five (45) days, in both cases after receipt by the Lender of written notice sent by registered mail from such insurer of such cancellation or change; and

          (e) inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

provided that upon payment in full of the Term Notes and any other amounts due and owing hereunder, the Lender shall no longer be entitled to any benefits under any insurance policy maintained pursuant to this Section 11.3.

          Section 11.4 Adjustment of Losses. The loss, if any, under any insurance covering the Facility required to be carried by Section 11.2 shall be adjusted with the insurance companies or otherwise collected, including, without limitation the filing of appropriate proceedings, by the Lender. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided herein.

          Section 11.5. Application of Payments Relating to Partial Loss or Damage. (a) Upon the occurrence of a Partial Loss or Damage, the Borrower shall give the Lender written notice thereof as soon as possible and all amounts in excess of $250,000 payable or paid to any Person in connection therewith shall be paid over to the Disbursement Trustee and held by the Disbursement Trustee in the Insurance Account and applied pursuant to the provisions of Section 4.3(b) unless the Borrower shall satisfy the conditions of clause (b) below within 60 days of the occurrence of such event, in which case the proceeds shall be released to the Borrower as specified below.

          (b) The Borrower shall not be obligated to prepay the Term Notes pursuant to Section 4.3(b) if the following conditions shall be satisfied within 60 days of the occurrence of such Partial Loss or Damage:

          (1) the Borrower shall notify the Lender within 30 days of the occurrence of the event of Partial Loss or Damage of the Borrower's intention to repair and/or restore the Project to its original condition, wear and tear excepted, pursuant to this Section 11.5(b);

           (2) no Default or Event of Default shall have occurred and be continuing;

          (3) the Lender shall have received a written application of the Borrower accompanied by a sworn statement of the managing general partner of the Borrower showing in reasonable detail the nature (including scope and timing) of such repairs or restoration, the actual cash expenditures made to date for such repairs or restoration and expected total cash expenditures required to complete the work;

          (4) the Lender shall have received a written certificate from the Independent Engineer confirming (x) the accuracy of the application of Borrower specified in clause (3) above; (y) that such proposed repair and restoration shall restore the Facility to its original condition (ordinary wear and tear excepted); and (z) setting forth the estimated cost to complete such repairs or restoration;

          (5) the Lender shall have reasonably determined that the Expected Coverage Ratio for each subsequent year after completion of the restoration or repair shall be at least equal to 1.5;

          (6) any deficiency between the amounts then held by the Disbursement Trustee in the Insurance Account as a result of such Partial Loss or Damage and the cost specified by the Independent Engineer in its certificate delivered to the Lender pursuant to clause (4) above (plus all payments due hereunder or on the Term Notes during the period of repair or restoration) shall be notified to the Borrower by the Lender and the Borrower or any other Person shall have deposited with the Disbursement Trustee to be held in the Insurance Account an amount equal to the deficiency within 60 days of such notification.

          (c) If the conditions specified in clause (b) shall have been satisfied, the Lender shall request the Disbursement Trustee to apply the amounts then available to it in the following of priority:

          first, to payments due hereunder and on the Term Notes,

          second, directly in payment for repairs or restoration of the property, if such repairs have not already been paid for by the Borrower, third, if such repairs or restoration have already been paid for by the Borrower, to reimburse the Borrower for such payment, and fourth, the balance remaining, if any, shall be paid to the Borrower.

          (d) All payments received or payable on account of an Event of Loss shall be dealt with in accordance with Section 4.3(a) hereof.

          Section 11.6. Evidence of Insurance. On or before the Borrowing Date and each anniversary of the Borrowing Date, the Borrower shall arrange for furnishing the Lender with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify the underwriters, the type of insurance, the insurance limits (including applicable deductibles) and the policy term, shall specifically list the special provisions enumerated for such insurance required by this Section 11, and, with respect to insurance required under Section 11.2, shall be accompanied by a report of the managing general partner of the Borrower stating the full replacement value of the Facility as of the effective date of such policy or renewal thereof. Upon request, the Borrower will furnish the Lender with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Facility.

          Section 11.7. Report. Concurrently with the furnishing of the certification referred to in Section 11.6, the Borrower will furnish the Lender with a report of an independent insurance broker setting forth the insurance obtained by the Borrower in accordance with this Section 11 and stating that, in the opinion of such broker, such insurance complies with the requirements of this Section 11 and is in full force and effect, and that the Borrower is not delinquent in the payment of any premiums then due thereon. The Lender may at its sole option obtain such insurance if not produced by the Borrower and, in such event, the Borrower shall reimburse the Lender, upon demand for the cost thereof (together with interest thereon at the Stipulated Interest Rate from the date the Lender expends such funds to the date of such repayment).

          Section 11.8. Additional Insurance by the Lender or the Borrower. Nothing in this Section 11 shall prohibit the Lender or the Borrower as their respective interests may appear from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Facility or any part thereof, or the operation thereof with coverage exceeding that otherwise required under this Section 11 unless such insurance would conflict with or limit the insurance otherwise required under this Section 11.

          Section 12. Miscellaneous.

          12.1 Home Office Payment. The Borrower agrees to make payments of principal of and premium and interest on the Term Notes not later than 1:00 p.m., New York time, on the date such payment is due, in lawful money of the United States by wire transfer of immediately available funds to the Lender at the account shown on Annex B, or such other account in the United
States (other than in Texas) as the Lender may designate in writing, notwithstanding any contrary provision contained herein or in the Term Notes with respect to the place of payment. Each such wire transfer shall set forth the name of the Borrower, the full title (including the stated interest rate, if any, and final maturity date) of the Term Note or Term Notes with respect to which payment is being made, any special references designated in Annex B and the due date and desired application (as to principal, premium and interest) of the payment being made. The Lender agrees that, before disposing of any Term Note, it will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify the Borrower of the name and address of the transferee of such Term Note. The Borrower agrees to afford the benefits of this Section 12.1 to any institutional investor or bank of recognized standing which is the direct or indirect transferee of any Term Note obtained by the Lender hereunder and which has made the same agreement relating to such Term Note as the Lender has made in this
Section 12.1.

         12.2 Registration, Transfer and Exchange of Term Notes; Lost Term Notes. Upon surrender for registration of transfer of any Term Note at the principal office of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Term Notes of like tenor and of a like aggregate principal amount. At the option of the holder of any Term Notes such Term Notes may be exchanged for other Term Notes of any authorized denominations, of a like tenor, maturity date and aggregate principal amount, upon surrender of the Term Notes to be exchanged at the office of the Borrower. Whenever any Term Note is so surrendered for exchange, the Borrower shall execute and deliver, at its expense, the Term Notes which the holder thereof making the exchange is entitled to receive. Every Term Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Term Note or by his attorney duly authorized in writing. Any Term Note or Term Notes issued in exchange for any other Term Note or Term Notes or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Term Note or Term Notes so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Lender or other evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Term Note held by the Lender and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement of the Lender reasonably satisfactory to the Borrower (which need not be secured), or in the case of any such mutilation, upon surrender and cancellation of such Term Note, the Borrower will make and deliver a new Term Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Term Note.

           12.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement and of the Term Notes and payment of any Term Note, regardless of any investigation made by the Lender or on its behalf.

           12.4 Amendments and Waivers. This Agreement may be amended, and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the written consent to such amendment, action or omission to act given by the Lender. No course of dealing between the Borrower and the holder of any Term Note nor any delay in exercising any rights hereunder or under any Term Note shall operate as a waiver of any rights of any holder of such Term Note. As used herein and in the Term Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

           12.5 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be either delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address as any party may hereafter designate in writing to the other parties hereto:

          The Borrower:   Cogen Technologies NJ Venture
                          1600 Smith Street,
                          Suite 5000
                          Houston, Texas 77002
                          Attention: Mr. Robert C. McNair

          The Lender:     as set forth on Annex B

Every notice, request and demand hereunder to the Borrower or the Lender shall be deemed to have been duly given or made when delivered to it, or if mailed, when actually received by it (as evidenced by the postal receipt there for), except that a notice of default pursuant to Section 10 shall be deemed to have been duly received by the Borrower when delivered, if in person or by telegram, or when received if sent by mail or private courier service. The Lender shall endeavor to give copies of any notices delivered hereunder to the Borrower to the Partners at the addresses listed on Schedule 7 hereto, provided that the failure of the Lender to provide such copies shall not affect in any manner the effectiveness of notice given hereunder to the Borrower and the Lender shall incur no liability under any circumstances to any Person for failing to provide a copy of such notice to any Partner.

          12.6 Payment of Expenses and Taxes. Whether or not the Term Loan is made or any of the other transactions contemplated by this Agreement is consummated, the Borrower agrees (a) to pay or reimburse the Lender for the reasonable fees and disbursements of White & Case, special counsel to the Lender and of special New Jersey counsel for the Lender, and the reasonable fees and expenses of the Independent Engineer incurred in connection with the negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Project Documents and the Term Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby including, without limitation, all such costs incurred subsequent to the Closing Date; (b) to pay or reimburse the Lender for all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the enforcement or preservation of any rights under this Agreement, the Term Notes and the Project Documents; (c) to pay the premium for any policy of title insurance issued to the Lender in connection with the Mortgage, including, without limitation, any endorsements thereto and continuations thereof; (d) to pay, indemnify, and hold the Lender harmless from, any and all title and conveyancing charges, mortgage taxes, escrow fees, and any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any (other than income or franchise taxes), that may be payable or determined to be payable in connection with the execution and delivery of, or the consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Term Notes or any other Project Document; and (e) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration (excluding payroll costs, overhead costs and payroll taxes incurred by the Lender) of this Agreement, the Term Notes and the other Project Documents (all the foregoing being called, collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of, or any income or franchise taxes payable by, the Lender. The Borrower also agrees to pay, and save the Lender harmless against liability for, all income taxes, together with any interest or penalties in connection therewith, owing by the Lender as a result of any reimbursement or payment by the Borrower pursuant to this Section 12.6, after taking into account any deductions or credits available (current or future) in connection with the loss, expense or other matter for which such reimbursement or payment was made; provided that the Borrower shall have no obligation to indemnify the Lender for any income taxes incurred by the Lender with respect to payments received by the Lender from the Borrower relating to payments due to the Independent Engineer and the Lender's counsel. The agreements in this Section shall survive repayment of the Term Notes and the termination of this Agreement and the Project Documents.

          12.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

          12.8 Additional Financing. Notwithstanding any other provision to the contrary in this Agreement, the Term Notes, Mortgage, Security Agreement, Disbursement Agreement or any other document, Borrower shall have the right to seek outside financing (whether in the form of debt, equity, lease, joint venture or otherwise) to finance the cost of the expansion of the Facility (beyond the 165 megawatts of generating capacity currently under construction) to include one or more additional turbines and other related protec-tive, interconnection and transmission equipment ("the Additional Assets").
Such financing may contemplate that the proposed obligations would be secured, in whole or in part, by (i) a first and exclusive lien on the Additional Assets, and/or (ii) the assignment of any Additional Contracts providing for the sale or transmission of electricity or steam generated solely by the Additional Assets, which Additional Contracts are separate and independent from the Power Purchase Agreements and other similar contracts then in existence relating to the purchase of electricity or steam from the Facility as then in existence ("Additional Asset Contracts"), and/or (iii) the assignment of a first lien security interest in the cash flow from the sale of such electricity and steam (the "Additional Cash Flow") (collectively, the "Additional Financing Security"); provided, that the Liens on the Additional Financing Security shall not in any manner, in the reasonable opinion of the Lender, impair the Liens on the Collateral (other than the Additional Financing security) arising under the Security Documents nor shall the holders of the obligations secured by the Additional Financing Security share or have any rights with respect to the Collateral (other than the Additional Financing security) or any portion thereof. Each of the Lender and the Borrower agrees to negotiate in good faith for the Lender to provide to the Borrower at competitive terms and rates the portion of such financing, if any, which shall be in the form of debt secured by such additional assets or the cash flow generated therefrom (an "Additional Loan"). Borrower shall be entitled to solicit offers from other parties, including without limitation, the Partners, to provide the Additional Loan, but agrees to negotiate in good faith to obtain the Additional Loan from the Lender for a period of 30 days after the Lender's receipt of written notice from Borrower to the Lender that the Borrower desires to obtain the Additional Loan. If Lender and Borrower fail to agree in writing as to the terms of the Additional Loan within such 30 day period (it being understood that the final loan documents need not be executed within such 30 day period), Borrower shall thereafter be free to effectuate the Additional Loan with any other party (the "Additional Lender").

          To the extent the Additional Assets are financed other than with funds provided by Lender, the parties intend that notwithstanding anything to the contrary in this or any other document, the Additional Assets and Additional Asset Contracts be available to secure the Additional Loan unencumbered by Lender in any respect. In such event, Lender agrees to release any right, title or interest it may have (i) in such Additional Assets (such that they do not constitute Collateral) and (ii) in the Additional Asset Contracts (such that they do not constitute Assigned Contracts or Collateral). Lender further agrees to cause to be assigned to the Additional Lender all amounts paid or payable under the Additional Asset Contracts in respect of steam or electricity generated by the Additional Assets. Lender agrees to execute any further documents, amendments, waivers or releases which may from time to time be reasonably requested by Borrower or the Additional Lender to put into effect the provisions of this Section 12.8, resulting in circumstances equivalent to those which would exist if such Additional Financing security did not constitute and had never constituted Collateral or Assigned Contracts and such Additional Financing Security had at all times been fully available to secure additional financing.

          12.9 Notices to Subsequent Holders. If any Term Note shall have been transferred to another holder, and such holder shall have designated in writing the address to which communications with respect to such Term Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Lender by any provision hereof shall also be delivered to each such holder.

          12.10 Lender Sole Beneficiary. All conditions to the obligation of the Lender to make the Term Loan hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the Plans, the Project, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on the Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by the Lender for any reason. The Lender is obligated hereunder to make the Term Loans solely to the extent required by this Agreement. The Lender has no implied obligations under this Agreement and shall have only those obligations expressly set forth herein.

          12.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          12.12 Descriptive Headings. The table of contents and the descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          12.13 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Lender, the determination of such satisfaction shall be made by the Lender in its sole and exclusive judgment exercised in good faith except as otherwise provided in this Agreement.

          12.14 Severability. If any provision of this Agreement or any Term Note shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

          12.15 GOVERNING LAW. THIS AGREEMENT, THE TERM NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE TERM NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          12.16 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Borrower and the Lender and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any other Person any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Lender to make the Term Loan hereunder are imposed solely and exclusively for the benefit of the Lender and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

          12.17 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERM NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW

                                     -59A-

YORK, THE STATE OF NEW JERSEY, OR THE UNITED STATES OF AMERICA FOR THE STATE OF NEW JERSEY OR FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE LENDER OR THE HOLDER OF THE TERM NOTES MAY ELECT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS GENERALLY AND UNCONDITIONALLY, FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING, AND HEREBY WAIVES, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, THE STATE OF NEW JERSEY, OR OF THE UNITED STATES OF AMERICA FOR THE STATE OF NEW JERSEY OR FOR THE SOUTHERN DISTRICT OF NEW YORK, DEFENSES BASED ON
JURISDICTION, VENUE, FORUM NON CONVENIENS AND, IN CONNECTION WITH OR BASED UPON ANY ACTION OR PROCEEDING INITIATED BY THE BORROWER, LIS ALIBI PENDENS, AND HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WHOSE PRESENT NEW YORK ADDRESS IS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND THE CORPORATION TRUST COMPANY, WHOSE PRESENT NEW JERSEY ADDRESS IS THE CORPORATION TRUST COMPANY, 2828 WEST STATE STREET, TRENTON, NEW JERSEY 08608, AS ITS AUTHORIZED AGENTS TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER AND ITS PROPERTY, SERVICE OF PROCESS IN THE STATES OF NEW YORK AND NEW JERSEY, RESPECTIVELY, WHEN AND AS SUCH LEGAL ACTIONS OR PROCEEDINGS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, THE STATE OF NEW JERSEY, OR OF THE UNITED STATES OF AMERICA FOR THE STATE OF NEW JERSEY OR FOR THE SOUTHERN DISTRICT OF NEW YORK, AND SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETED UPON THE DATE OF DELIVERY THEREOF TO SUCH AGENTS WHETHER OR NOT SUCH AGENTS GIVE NOTICE THEREOF TO THE BORROWER, OR UPON THE EARLIEST OF ANY OTHER DATE PERMITTED BY APPLICABLE LAW. IT IS UNDERSTOOD THAT A COPY OF SAID PROCESS SERVED ON SUCH AGENTS WILL BE PROMPTLY FORWARDED TO THE BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SAID PROCESS ON SAID AGENTS AS THE AGENTS OF THE BORROWER. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF THE COPIES THEREOF BY CERTIFIED AIR MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON THE EARLIER OF (i) THE DATE 5 DAYS AFTER SUCH MAILING OR (ii) ANY EARLIER DATE PERMITTED BY APPLICABLE LAW. THE BORROWER AGREES THAT IT WILL AT ALL TIMES CONTINUOUSLY MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK AND THE STATE OF NEW JERSEY ON BEHALF OF ITSELF AND ITS PROPERTIES WITH RESPECT TO THIS AGREEMENT OR THE TERM NOTES AND IN THE EVENT THAT, FOR ANY REASON, EITHER OF THE AGENTS NAMED ABOVE OR ITS SUCCESSOR SHALL NO LONGER



                                     -59B-

SERVE AS AGENT OF THE BORROWER TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK OR THE STATE OF NEW JERSEY ON ITS BEHALF, AS THE CASE MAY BE, THE BORROWER SHALL PROMPTLY APPOINT A SUCCESSOR SO TO SERVE AND SHALL ADVISE THE LENDER THEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERM NOTES SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN
ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ITS INDEBTEDNESS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first above written.

                                     -59C-

                                                                         ANNEX A
                                                                         -------

                                  DEFINITIONS
                                  -----------

          In addition to the terms defined in the Term Loan Agreement, the following terms have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined) as used in the Agreement, the Term Notes and the Security Documents:

          "Additional Assets": as defined in Section 12.8 of the Term Loan Agreement.

          "Additional Asset Contracts": as defined in Section 12.8 of the Term Loan Agreement.

          "Additional Cash Flow": as defined in Section 12.8 of the Term Loan Agreement.

          "Additional Contract": any contract or undertaking to which the Borrower is a party or of which it is a beneficiary providing for (i) the sale or exchange by the Borrower of any of the Facility's electrical or steam output or (ii) relating in any way to the operation of the Facility or the use and occupancy of the Site, other than employment contracts and contracts involving less than $50,000, entered into after the Closing Date.

          "Additional Financing Security": as defined in Section 12.8 of the Term Loan Agreement.

          "Additional Lender": as defined in Section 12.8 of the Term Loan Agreement.

          "Additional Loan": as defined in Section 12.8 of the Term Loan Agreement.

          "Affiliate": of any designated Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (i) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (ii) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest; for the purposes of this definition,

                                                                         Annex A
                                                                          page 2

"control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Assigned Contracts": the collective reference to the Electric Power Purchase Agreement, the Steam Purchase Agreement, the IMTT Power Purchase Agreement, the System Supply Agreement, the Operation & Maintenance Contract, the Site Lease, the Gas Purchase Agreement, the Steam Facilities Lease, the Purchase and Sale Agreement, the Option Agreement, the Service and Interconnection Agreement and, from and after the date any Additional
Contract is entered into by the Borrower, such Additional Contract, and any amendment, supplement or modification to any thereof after the Closing Date.

          "Authorized Representative": with respect to a Partner, the president or any vice president of such Partner or, with respect to financial matters, the chief financial officer of such Partner, and with respect to the Borrower, an Authorized Representative of a Partner.

          "Bayonne": Bayonne Industries Inc., a New Jersey corporation.

          "Borrower": Cogen Technologies NJ Venture, a New Jersey general partnership of the Partners.

          "Borrowing Date": the date on which the Term Loan is made.

          "Budget": as defined in Section 5.1(f) of the Term Loan Agreement.

          "Business Day": a day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are required or authorized by law to be closed.

          "Buyers": the parties designated as such under the Power Purchase Agreements.

           "Called Principal": with respect to any Term Note, the principal of such Term Note that is immediately

                                                                         Annex A
                                                                          page 3

due and payable pursuant to Section 10.1 of the Term Loan Agreement.

          "Cancellation Date": as def ined in Section 4.8 of the Term Loan Agreement.

          "Capital Lease": any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) would at such time be so required to be disclosed in a note to such a balance sheet.

          "Closing Date": the date on which the Term Loan Agreement is executed and delivered by the Borrower.

          "Code": The Internal Revenue Code of 1986, as amended.

          "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens intended to be created by any Security Document.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

          "Completion":   completion of the Work.

          "Consents": the collective reference to the Consents, each substantially in the forms set forth as parts of Exhibits C-1 to C-7 to the Term Loan Agreement, to be executed and delivered by the parties (other than the Borrower) to each Assigned Contract consenting to the assignment by the Borrower to the Lender of the Borrower's rights under such Assigned Contract.

          "Construction Loan Agreement": the Construction Loan Agreement dated as of September 8, 1986 between the Borrower and General Electric Power Funding Corporation, a New York corporation.

          "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obliga-

                                                                         Annex A
                                                                          page 4

tions ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the independent public accountants for the Borrower or a Partner.

          "Contractor": General Electric Company, a corporation organized under the laws of the State of New York.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Coverage Ratio": for any consecutive 12 months, the quotient obtained by dividing (a) the sum of the Net Revenue for such period plus the amount, if any, on deposit in the Debt Service Reserve Account as of the last day of such period, by (b) the aggregate payments on account of principal of and interest on the Term Note payable during such period.

          "CTNJI": Cogen Technologies NJ, Inc., a corporation organized under the laws of the State of Delaware.

          "Debt Service Reserve Account": as defined in the Disbursement Agreement.

                                                                         Annex A
                                                                          page 5

          "Default": any of the events specified in Section 10.1 of the Term Loan Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Disbursement Agreement": the agreement substantially in the form of Exhibit F to the Term Loan Agreement, as amended, supplemented or modified from time to time after the Closing Date.

          "Disbursement Trustee": as defined in the Disbursement Agreement.

          "Discounted Value": with respect to the Called Principal of any Term Note, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "Electric Power Purchase Agreement": the Agreement for Purchase of Electric Power between CTNJI and JCP&L dated as of October 29, 1985, as assigned to the Borrower pursuant to the Assignment Agreement, dated as of September 8, 1986, as amended, supplemented or otherwise modified from time to time.

          "Environmental Laws": as defined in Section 6.28 of the Term Loan Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default": any of the events specified in Section 10.1 of the Term Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Event of Loss": any of the following events or conditions:

           (i) all or substantially all of the Facility shall become lost, stolen, destroyed, damaged beyond

                                                                         Annex A
                                                                          page 6

     repair or permanently rendered unfit for commercial operation, as a consequence of any event whatsoever (including governmental regulation), including without limitation anything affecting the Site; or

         (ii) any damage to or loss of all or any portion of the Facility occurring through any cause whatsoever, including without limitation anything affecting the Site, which results in the receipt of insurance proceeds with respect to the Facility on the basis of an actual or constructive total loss; or

        (iii) the condemnation, confiscation or seizure of, or other requisition of title to, or use of, all or substantially all of the Facility or the Site or such portion of the Facility and/or the Site as shall render the Facility unable to continue to satisfy the standards for Performance Adequacy (including the taking of title to, or use of, all or substantially all or such portion as aforesaid of the Facility and/or the Site under power of eminent domain or by forfeiture pursuant to any proceeding commenced under any provision of law providing for escheat), provided that, in the case of a requisition of use by a governmental authority, such requisition shall be for a period of at least six months.

          "Exercise Date": October 23, 1987.

          "Expected Coverage Ratio": for any calendar year, the quotient obtained by dividing (a) the Expected Net Revenue for such calendar year by (b) the aggregate payments on account of the principal of and interest on the Term Notes to be made during such calendar year, assuming that no prepayments are made pursuant to Section 4.3(a), 4.3(b) or 4.4 of the Term Loan Agreement.

          "Expected Net Revenue": for any calendar year, the excess of (a) the gross revenue expected to be received by the Borrower pursuant to the Power Purchase Agreements for such calendar year over (b) the expected costs of operating and maintaining the Facility for such calendar year (including costs of fuel, property taxes, insurance, labor and maintenance and repairs), all as determined by the Lender in consultation with the Independent Engineer.

          "EXXON": Exxon Company, U.S.A., a division of Exxon Corporation, a New Jersey corporation.

                                                                         Annex A
                                                                          page 7

          "Facility": the approximately 165 megawatt gas fired combined cycle cogeneration facility to be constructed on the Site, as described in the System Supply Agreement, including the related interconnection and other equipment to be installed by the Borrower.

          "FERC Exhibits": the maps, plans, specifications and statements described and designated as exhibits to the application submitted to the Federal Energy Regulatory Commission with respect to the certification of the Project as a Qualifying Facility.

          "Fixed Amount": $90,000,000.

          "Force Majeure Event": any act or event caused by "force majeure" as described in any Project Document.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Gas Purchase Agreement": the letter agreement, dated October 10, 1986, between the Borrower and Public Service, as amended, supplemented or modified from time to time.

          "Governmental Actions": all Permits and other authorizations, consents, approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, any Governmental Authority, including, without limitation, the Federal Energy Regulatory Commission, the New Jersey Public Utilities Commission and the State of New Jersey Department of Environmental Protection.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substances or Wastes": "hazardous substances" as defined in the Spill Act or "hazardous substances" or "hazardous wastes" as such terms are defined in N.J.A.C. 7:1-3.3, other than petroleum products.

                                                                         Annex A
                                                                          page 8

          "IMTT":  IMTT Bayonne, a Delaware partnership.

          "IMTT Power Purchase Agreement": the Agreement between CTNJI and IMTT for the Sale of Steam and Electricity for a Cogeneration Plant, dated June 13, 1985, as amended by an Amendment thereto, dated June 13, 1985 as assigned by CTNJI to the Borrower pursuant to the Assignment and Assumption Agreement, dated as of September 8, 1986, as amended, supplemented or modified from time to time.

          "Indebtedness": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property (other than trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), including obligations under Capital Leases, in respect of which such Person is liable, directly, contingently or otherwise, as obligor, guarantor or otherwise or in respect of which such Person otherwise assures a creditor against loss and (b) voluntarily incurred indebtedness secured by a Lien (other than inchoate Liens arising in the ordinary course of such Person's business) on any property owned by such Person, whether or not such Person is liable for the payment thereof.

          "Independent Engineer": Burns & Row Company, or such other providers of consulting engineering services as the Lender may designate by written notice to the Borrower.

          "Insurance Account": as defined in the Disbursement Agreement.

          "Interest Payment Date": any March 1, June 1, September 1 and December 1 of each year (or the next succeeding Business Day thereafter if such date is not a Business Day).

          "Investment": as to any Person, all investments, computed in accordance with GAAP, made by purchase of stock, bonds, notes, debentures or other securities, capital contribution, loan, advance, guarantee of any Indebtedness of such Person or creation or assumption of any other contingent liability in respect of any Indebtedness of such Person, or otherwise.

          "JCP&L": Jersey Central Power & Light Company, a corporation organized under the laws of the State of New Jersey.

                                                                         Annex A
                                                                          page 9

          "Joint Venture Agreement": the Amended and Restated Joint Venture Agreement of the Borrower among the Partners, dated August 28, 1986, as amended, supplemented or modified from time to time.

          "Lender": The Prudential Insurance Company of America.

          "Lien": any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Mortgage": the mortgage and security agreement substantially in the form of Exhibit D to the Term Loan Agreement, as amended, modified or supplemented from time to time after the Closing Date.

          "Mortgage Supplement": as defined in Section 2.1 of the Mortgage.

           "Net Revenue": for any consecutive 12 months, the excess of (a) the gross revenue received by the Borrower pursuant to the Power Purchase Agreements (or any additional contract to which Borrower is a party for the sale of any of the Facility's electrical or steam output (other than any Additional Asset Contracts)) for such period over (b) the costs incurred of operating and maintaining the Facility (other than such costs relating to any expansion of the Facility as permitted under Section 12.8 of the Term Loan Agreement) for such period (including all interest payments made on the indebtedness described in Section 9.1(c) of the Term Loan Agreement and all costs of fuel, property taxes, insurance, labor and maintenance and repairs).

          "Nondisbursed Portion": as defined in Section 4.8 of the Term Loan Agreement.

          "Non-Usage Feel": as defined in Section 4.8 of the Term Loan
Agreement.

          "Notice of Borrowing": as defined in Section 3.1 of the Term Loan Agreement.

                                                                         Annex A
                                                                         page 10

          "Operating Budget": as defined in Section 8.11 of the Term Loan Agreement.

          "Operating Year": each consecutive period of 12 months except that the first operating Year shall commence on the Borrowing Date and terminate on December 31 of the same year, with each subsequent Operating Year commencing on the day following the last day of the preceding Operating Year.

          "Operation & Maintenance Contract": the Operation & Maintenance Contract between the Borrower and the Contractor dated September 8, 1986, as amended, supplemented or modified from time to time.

          "Option Agreement": the Option Agreement, dated as of May 22, 1986, between Bayonne Industries, Inc. and CTNJI, as assigned to the Borrower by CTNJI pursuant to Assignment and Assumption Agreement, dated September 8, 1986, as amended, supplemented or modified from time to time.

          "Partial Loss or Damage": any loss, confiscation, theft or seizure of, or requisition of title to or use of, damage to or loss of use of the Facility or any part thereof which does not constitute an Event of Loss.

          "Partner": each of CTNJI, Enron Cogeneration Five Company, a Delaware corporation, CEA Bayonne, Inc., a New Jersey corporation, PSVO Bayonne, Inc., a Delaware corporation and Transco Cogeneration Company, a Delaware corporation.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

          "Performance Adequacy": as defined in the System Supply Agreement.

          "Permits": all applicable authorizations, consents, certificates, licenses, approvals, waivers, exemptions, variances, franchises, permissions and permits of any Governmental Authority required in connection with the purchase, acquisition, design, construction, installation, ownership or operation of the Project and/or in connection with any of the transactions contemplated by the Project Documents.

                                                                         Annex A
                                                                         page 11

          "Permitted Exceptions": Liens on, !and limitations on and defects in title to, the Site, as disclosed in the Title Insurance Policy.

          "Permitted Investments": investments in the instruments and securities specified in the term "Permitted Investments" as defined in the Disbursement Agreement and advances customarily required in the ordinary course of business to agents and suppliers of the Borrower as advance payment of insurance premiums, taxes and utility charges, fuel, supplies, operating deposits or other like payments or expenses.

          "Permitted Liens": the Liens permitted under Section 9.2 of the Term Loan Agreement.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower, or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Plans and Specifications": the plans and specifications for the Project as set forth in the System Supply Agreement.

          "Power Purchase Agreements": the Electric Power Purchase Agreement, the IMTT Power Purchase Agreement and the Steam Purchase Agreement, collectively.

          "Premium Rate": as of any Interest Payment Date occurring after the 54th Interest Payment Date, a percentage beginning at the interest rate borne by the Term Notes and decreasing ratably to zero as of the final Interest Payment Date.

          "Project":  the Facility and the Site.

          "Project Cost": all costs, expenses and other obligations paid or incurred, including, without limitation, all interest, taxes and other carrying costs, and all reserves required to be established, in connection with the development, financing, design, engineering, acquisition, construction, inspection, testing and completion of the

                                                                         Annex A
                                                                         page 12

Project and an amount of working capital not to exceed $5,000,000.

          "Project Documents": the collective reference to the Agreement, the Term Notes, the Security Documents, the Assigned Contracts and the Joint Venture Agreement.

          "Project Schedule": as defined in Section 5.1(g) of the Term Loan Agreement.

          "Public Service": Public Service Electric & Gas Company, a New Jersey corporation.

          "Purchase and Sale Agreement": the Purchase and Sale Agreement, dated as of May 22, 1986, between Bayonne and IMTT, as sellers and CTNJI, as buyer, as assigned by CTNJI to the Borrower pursuant to the Assignment and Assumption Agreement, dated as of September 8, 1986, as amended, supplemented or modified from time to time.

          "Qualifying Facility": a cogeneration facility meeting all the requirements for a "qualifying facility" set forth in Part 292 of the rules and regulations of the Federal Energy Regulatory Commission (or any successor agency to its duties and responsibilities) under the Public Utility Regulatory Policies Act of 1978, as amended.

          "Reinvestment Yield": with respect to the Called Principal of any Term Note, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and, (b) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

          "Remaining Scheduled Payments": with respect to the Called Principal of any Term Note, all payments of such Called Principal and interest thereon that would be due on

                                                                         Annex A
                                                                         page 13

or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or partnership agreement or other organizational or governing documents of such Person, and as to any Person or the Project, any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon (a) such Person or any of its properties or (b) the Project.

          "Restricted Payment": as to any Person, any payment or distribution by such Person to a Partner, to any Affiliate of a Partner or to any other Person claiming under right therefrom, including, without limitation, any repayment by such Person of Indebtedness to a Partner, to any Affiliate of a Partner or to any other Person claiming under right therefrom.

          "Security Agreement": the agreement substantially in the form of Exhibit E to the Term Loan Agreement, as amended, supplemented or modified from time to time.

          "Security Documents": the collective reference to the Mortgage, the Security Agreement, the Disbursement Agreement, the Consents, and any other agreement or instrument which secures payment of the indebtedness evidenced by the Term Notes or payment or performance of any other covenant or obligation or liability of the Borrower to the Lender under the Agreement or under any other agreement or instrument referred to herein.

          "Service and Interconnection Agreement": the Revised Transmission Service and Interconnection Agreement between the Borrower and Public Service dated April 27, 1987, as further amended, supplemented or modified from time to time.

          "Settlement Date": with respect to the Called Principal of any Term Note, the date on which such Called Principal is immediately due and payable pursuant to Section 10.1 of the Term Loan Agreement.

          "Site": the parcel or parcels of land leased by the Borrower under the Site Lease or over which the Borrower has an easement pursuant to the Site Lease.

                                                                         Annex A
                                                                         page 14

          "Site Lease": collectively, the Lease Agreement, dated as of October 18, 1986, between Bayonne and IMTT, as lessor, and the Borrower as Lessee, as amended, supplemented or modified from time to time, and the Easement, dated as of October 20, 1986, from Bayonne and IMTT to the Borrower, as amended, supplemented or modified from time to time.

          "Spill Act": as defined in Section 8.18 of the Term Loan Agreement.

          "Steam Facilities Lease": the Steam Producing Facilities Lease Agreement, dated as of May 22, 1986, between the CTNJI and IMTT as assigned by CTNJI to the Borrower pursuant to the Assignment and Assumption Agreement, dated as of September 8, 1986, as amended, supplemented or modified from time to time.

          "Steam Purchase Agreement": the Agreement between the Borrower and EXXON dated February 17, 1987, as amended, supplemented or modified from time to time.

          "Stipulated Interest Rate": as defined in Section 2.2 of the Term Loan Agreement.

          "System Supply Agreement": the System Supply Agreement dated September 8, 1986 between the Contractor and the Borrower, as amended by Amendments Nos. 1 through 7, as further amended, supplemented or modified from time to time.

          "Term Loan": as def ined in Section 2. 1 of the Term Loan Agreement.

          "Term Loan Agreement": the Term Loan Agreement, dated as of November 1, 1987, between the Borrower and the Lender.

          "Term Notes": as defined in Section 2.1 of the Term Loan Agreement.

          "Title Insurance Policy": the title insurance policy delivered pursuant to, and meeting the requirements of, Section 5.2(g) of the Term Loan Agreement.

          "Yield-Maintenance Premium": with respect to any Term Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Term Note over the sum of such Called Principal plus interest accrued thereon as of (including interest due on) the Settlement

                                                                         Annex A
                                                                         page 15

Date with respect to such Called Principal. The Yield Maintenance Premium shall in no event be less than zero.

          "Work": as defined in the System Supply Agreement.

          As used in the Term Loan Agreement, any Term Note or any Security Document and in any certificate or other document made or delivered pursuant to any thereof, accounting terms relating to the Borrower not defined in this Annex A, and accounting terms partly defined in this Annex A to the extent not defined, shall have the respective meanings given to them under GAAP.

          The words "hereof," "herein" and "hereunder" and words of similar import when used in an agreement shall refer to such agreement as a whole and not to any particular provision of such agreement, and section, schedule and exhibit references in any agreement are to such agreement unless otherwise specified.

                                                                         ANNEX B
                                                                         -------

                           ADDRESS, ACCOUNT AND OTHER
                          INFORMATION REGARDING LENDER

Name and Address
----------------

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA ...................

     In the case of all payments on account of the Term Notes:

          By bank wire transfer in immediately available funds to its account #050-54-526 in:

          Morgan Guaranty Trust
            Company of New York
          23 Wall Street
          New York, New York 10015

     Term Notes to be registered in the name of:

          The Prudential Insurance Company of America

     In the case of all other communications:

          c/o PruCapital Management, Inc.
          Three Gateway Center
          Newark, New Jersey 07102
          Attention: Regional Vice President --
                     Special Industries (East)

                                                                         ANNEX C
                                                                         -------


                          PREPAYMENT SCHEDULE

           Interest Payment Date
           to occur after the                     Principal
           Borrowing Date                         Repayment
           ----------------------                 ---------
               1                            $    325,122.19
               2                                 333,941.13
               3                                 342,999.28
               4                                 352,303.14
               5                                 361,859.36
               6                                 371,674.80
               7                                 381,756.47
               8                                 392,111.62
               9                                 402,747.65
              10                                 413,672.18
              11                                 424,893.03
              12                                 436,418.26
              13                                 448,256.10
              14                                 460,415.05
              15                                 472,903.81
              16                                 485,731.32
              17                                 498,906.79
              18                                 512,439.63
              19                                 526,339.56
              20                                 540,616.52
              21                                 555,280.74
              22                                 570,342.73
              22                                 585,813.28
              24                                 601,703.46
              25                                 618,024.67
              26                                 634,788.59
              27                                 652,007.23
              28                                 669,962.93
              29                                 687,858.35
              30                                 706,516.50
              31                                 725,680.76
              32                                 745,364.85
              33                                 765,582.88
              34                                 786,349.31
              35                                 807,679.04
              36                                 829,587.33
              37                                 852,089.89
              38                                 875,202.83
              39                                 898,942.70
              40                                 923,326.52
              41                                 948,371.75

                                                                         Annex C
                                                                          page 2

           Interest Payment Date
           to occur after the                         Principal
           Borrowing Date                             Repayment
           ---------------------                      ---------

              42                                      974,096.34
              43                                    1,000,518.70
              44                                    1,027,657.77
              45                                    1,055,532.99
              46                                    1,084,164.32
              47                                    1,113,572.28
              48                                    1,142,777.93
              49                                    1,174,802.90
              50                                    1,206,669.43
              51                                    1,239,400.34
              52                                    1,273,019.07
              53                                    1,307,549.72
              54                                    1,343,011.00
              55                                    1,379,446.34
              56                                    1,416,863.82
              57                                    1,455,296.25
              58                                    1,494,771.16
              59                                    1,535,316.83
              60                                    1,576,962.30
              61                                    1,619,737.40
              62                                    1,663,672.78
              63                                    1,708,799.90
              64                                    1,755,151.10
              65                                    1,802,759.57
              66                                    1,851,659.43
              67                                    1,901,885.69
              68                                    1,953,474.34
              69                                    2,006,462.33
              70                                    2,060,887.62
              71                                    2,116,789.20
              72                                    2,174,207.10
              73                                    2,233,182.47
              74                                    2,293,757.55
              75                                    2,355,975.72
              76                                    2,419,881.56
              77                                    2,485,520.85
              78                                    2,552,940.60
              79                                    2,622,189.11
              80                                    2,693,315.96

                                  COGEN TECHNOLOGIES NJ VENTURE

                                  By COGEN TECHNOLOGIES NJ, INC.,
                                       Managing Venturer

                                     By /s/ ROBERT C. MCNAIR
                                  -------------------------------
                                       Mr. Robert C. McNair
                                       President

                                  By ENRON COGENERATION FIVE
                                        COMPANY, Venturer

                                     By /s/ JAY BERRIMAN
                                  --------------------------------
                                       Name:  Jay Berriman
                                       Title: Managing Committee Representative

                                  By CEA BAYONNE, INC., Venturer

                                     By /s/ DONALD A. SCHNURE
                                  ---------------------------------
                                       Name:  Donald A. Schnure
                                       Title: Vice President

                                 By PSVO BAYONNE, INC., Venturer

                                  By /s/ JAMIE H. GEARON
                                 ----------------------------------
                                    Name:  Jamie H. Gearon
                                    Title: Attorney In Fact For H. Jakoc,
                                           Managing Committee Representative


                                 By TRANSCO COGENERTION COMPANY,
                                      Venturer

                                  By /s/ WILLIAM JAMES MURRAY
                                 ----------------------------------
                                    Name:  William James Murray
                                    Title: Attorney In Fact For James J. Moore,
                                           Managing Committee Representative



                                THE PRUDENTIAL INSURANCE
                                  COMPANY OF AMERICA

                                 By PRUCAPITAL MANAGEMENT, INC.,
                                    agent

                                  By /s/ MARIA C. RICHTER
                                 ----------------------------------
                                    Name:  Maria C. Richter
                                    Title: Vice President, Corp. Finance